Exhibit 4.1

EXECUTION VERSION

SEACOR Holdings Inc.

(Company)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Trustee)

3.25% Convertible Senior Notes due 2030

INDENTURE

Dated as of May 15, 2018

i

INDENTURE, dated as of May 15, 2018, between SEACOR Holdings Inc., a Delaware corporation, as issuer (the “Company”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the creation of an issue of the Company’s 3.25% Convertible Senior Notes due 2030 (the “Notes”), having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make the Notes, when duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the legal, valid and binding obligations of the Company, in accordance with the terms of the Notes and this Indenture, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1.
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01     Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The word “or” is not exclusive and the word “including” means including without limitation. The terms defined in this Article include the plural as well as the singular.

“Act” has the meaning specified in Section 1.03.

“Additional Interest” means all amounts, if any, payable pursuant to Section 5.08 and Section 6.03 hereof. Unless the context otherwise requires, all references in this Indenture to interest include Additional Interest, if any. Any express reference to Additional Interest in this Indenture shall not be construed as excluding Additional Interest in any other text where no such express reference is made.

“Additional Notes” means any Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.01 hereof, with the same terms as the Initial Notes (other than the Issue Date, issue price and first Interest Payment Date for such Notes).

“Additional Shares” has the meaning specified in Section 4.06(a) hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” has the meaning specified in Section 2.06(f) hereof.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of a Depositary, if any, that are applicable to such matter at such time.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Notes.

“Authorized Officer” means any person (whether designated by name or office) appointed by or pursuant to a Board Resolution for the purpose, or a particular purpose, of this Indenture, provided that written notice of such appointment shall have been given to the Trustee.

“Averaging Period” has the meaning specified in Section 4.05(e) hereof.

“Bid Solicitation Agent” means the Person appointed by the Company, from time to time, to solicit secondary market bid quotations for the Trading Price of the Notes in accordance with Section 2.15 hereof or Section 4.01(b)(ii) hereof, as the case may be.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” when used with reference to the Company means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or to be closed.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash Settlement” has the meaning specified in Section 4.03(a) hereof.

“Clause A Distribution” has the meaning specified in Section 4.05(c) hereof.

“Clause B Distribution” has the meaning specified in Section 4.05(c) hereof.

“Clause C Distribution” has the meaning specified in Section 4.05(c) hereof.

“Close of Business” means 5:00 p.m., New York City time.

“Combination Settlement” has the meaning specified in Section 4.03(a) hereof.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company authorized at the date of this instrument as originally executed or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Notes shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“common stock” includes any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

“Company” has the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 9, shall include its successors and assigns.

“Company Order” means a written request or order signed in the name of the Company (a) by its Chief Executive Officer, its President, its Chief Financial Officer, any of its Vice Presidents, its Treasurer, any Assistant Treasurer, its Secretary, any Assistant Secretary or any of its Vice Presidents or (b) any director of the Board of Directors, and in each case delivered to the Trustee.

“Contingent Debt Regulations” has the meaning specified in Section 2.17(a) hereof.

“Contingent Interest” has the meaning specified in Section 2.15 hereof.

“Conversion Agent” has the meaning specified in Section 5.02 hereof.

“Conversion Date” has the meaning specified in Section 4.02(b) hereof.

“Conversion Notice” has the meaning specified in Section 4.02(b) hereof.

“Conversion Price” means, in respect of each Note, as of any date, $1,000 divided by the Conversion Rate in effect on such date.

“Conversion Rate” means initially 13.1920 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

“Corporate Trust Office” means, with respect to the office of the Trustee, the designated corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at Wells Fargo Bank, National Association, 600 South Fourth St, Minneapolis, MN 55415; Attn: SEACOR Holdings Inc. Account Manager, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“corporation” means a corporation, association, joint stock company, limited liability company or business trust.

“Custodian” means the Trustee, as custodian with respect to the Notes (so long as the Notes constitute Global Notes), or any successor entity.

“Daily Conversion Value” means, for each of the 50 consecutive VWAP Trading Days during any Observation Period, one-fiftieth (1/50th) of the product of (i) the Conversion Rate in effect on such VWAP Trading Day and (ii) the Daily VWAP on such VWAP Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount divided by 50.

“Daily Settlement Amount” shall consist of, for each $1,000 principal amount of Notes for each of the 50 consecutive VWAP Trading Days during the Observation Period, (i) cash equal to the lesser of (A) the Daily Measurement Value and (B) the Daily Conversion Value; and (ii) if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (A) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (B) the Daily VWAP for such VWAP Trading Day.

“Daily VWAP” means, for each of the 50 consecutive VWAP Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CKH <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such VWAP Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Notes issuable or issued in the form of a Global Note, the Person designated as Depositary by the Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder. The Company has appointed The Depository Trust Company as the initial Depositary for the Notes.

“Distributed Property” has the meaning specified in Section 4.05(c) hereof.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States of America that is legal tender for the payment of public and private debts at the time of payment.

“Effective Date” means, (i) with respect to a Fundamental Change, or with respect to a Make-Whole Fundamental Change occurring pursuant to clause (i) of the definition thereof, the date such Fundamental Change or Make-Whole Fundamental Change, as applicable, occurs or becomes effective; and (ii) with respect to a Make-Whole Fundamental Change occurring pursuant to clause (ii) of the definition thereof, the date the related Redemption Notice is sent pursuant to Article 10 hereof.

“Event of Default” has the meaning specified in Section 6.01 hereof.

“Ex-Dividend Date” means, except to the extent otherwise provided under Section 4.05(c) hereof, the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Extraordinary Dividend” has the meaning specified in Section 2.15 hereof.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 4 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Free Trade Date” means the date that is one year after the last date of original issuance of a Restricted Note (if any).

“Free Transferability Certificate” means a certificate substantially in the form attached hereto as Exhibit B.

“Freely Tradable” means, with respect to any Notes originally issued as Restricted Notes, that such Notes are eligible to be sold by a Person who is not an Affiliate of the Company (within the meaning of Rule 144) and has not been an Affiliate of the Company (within the meaning of Rule 144) during the immediately preceding 90 days without any volume or manner of sale restrictions under the Securities Act.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(1)     any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Company or its Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(2)     the consummation of (x) any consolidation, merger, amalgamation, scheme of arrangement or other binding share exchange or reclassification or similar transaction between the Company and another person (other than any of the Company’s Subsidiaries), in each case pursuant to which the Common Stock shall be converted into cash, securities or other property, other than a transaction (i) that results in the holders of all classes of the Company’s Common Equity immediately prior to such transaction owning, directly or indirectly, as a result of such transaction, more than 50% of the surviving corporation or transferee or the parent thereof immediately after such event, or (ii) effected solely to change the Company’s jurisdiction of incorporation or to form a holding company for the Company and that results in a share exchange or reclassification or similar exchange of the outstanding Common Stock solely into common shares of the surviving entity or (y) any sale or other disposition in one transaction or a series of transactions of all or substantially all of the assets of the Company and its Subsidiaries, on a consolidated basis, to another person (other than any of the Company's Subsidiaries).

(3)     the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company (other than in a transaction described in clause (2) above); or

(4)     the Common Stock (or other common stock into which the Notes are then convertible) ceases to be listed or quoted on any of The New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors);

provided, however, that in the case of a transaction or event described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of the Common Stock (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “Fundamental Change” consists of shares of common stock or common equity interests that are traded on any of The New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a “Fundamental Change” under clause (1) or (2) above (“Publicly Traded Securities”), and as a result of such transaction or transactions, the Notes become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares (subject to settlement in accordance with the provisions of Sections 4.03, 4.05 and 4.07 hereof), such event shall not be a “Fundamental Change” and, for the avoidance of doubt, an event that is not considered a “Fundamental Change” pursuant to this proviso shall not be a “Fundamental Change” solely because such event could also be described by clause (1) or (2) above.

If any transaction in which the Common Stock is replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period and any related Fundamental Change Purchase Date, references to the Company in this definition of “Fundamental Change” will apply to such other entity instead.

“Fundamental Change Company Notice” has the meaning specified in Section 3.02(a) hereof.

“Fundamental Change Expiration Time” has the meaning specified in Section 3.05(a) hereof.

“Fundamental Change Purchase Date” has the meaning specified in Section 3.01(a) hereof.

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.05(a) hereof.

“Fundamental Change Purchase Price” has the meaning specified in Section 3.01(a) hereof.

“Global Note” means a Note evidencing all or part of a series of Notes, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

“Holder” means the Person in whose name a Note is registered in the Register.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Notes” has the meaning specified in Section 2.01 hereof.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each May 15 and November 15 of each year, beginning on November 15, 2018 (or such other date as may be set forth in the certificate representing the applicable Note).

“Issue Date” means, with respect to any Note, the first date of original issuance of such Note (and not, for the avoidance of doubt, the date of issuance of any Note issued in whole or in part upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.11, 2.12, 3.09 or 10.05).

“Jones Act” means the U.S. cabotage laws principally contained in 46 U.S.C. § 50501 and 46 U.S.C. Chapter 551, as amended from time to time and any successor or replacement statutes, relating to the ownership and operation of U.S.-flag vessels in the U.S. coastwise trade.

“Last Original Issuance Date” means, with respect to any Note, the last date of original issuance of such Note; provided, however, that the Last Original Issuance Date of any Additional Notes issued as Restricted Notes, and any Notes issued in exchange therefor or in substitution thereof, will be either (i) the later of (x) the last date of original issuance of such Notes and (y) the last date any Notes are originally issued as part of the same offering pursuant to the exercise of an option granted to the initial purchaser(s) of such Notes to purchase additional Notes; or (ii) such other date as is specified in an Officer’s Certificate delivered to the Trustee before the original issuance of such Notes.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and last ask prices for the Common Stock on the relevant trading day from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose; provided that, if such prices cannot reasonably be obtained from three such investment banking firms, but are obtained from two such investment banking firms, then the “Last Reported Sale Price"” will be the average of the mid-points of such bid and ask prices from those two investment banking firms and if such prices can reasonably be obtained from only one such investment banking firm then the “Last Reported Sale Price” will be the mid-points of such bid and ask prices from that investment banking firm. Any such determination will be conclusive absent manifest error.

“Make-Whole Fundamental Change” means (i) any event that occurs on or before May 15, 2025 and that (x) is a Fundamental Change under clause (1) or (2) of the definition of “Fundamental Change” (subject to any exceptions or exclusions to such definition) or (y) would be a Fundamental Change, but for the exclusion in clause (2)(x)(i) of the definition of “Fundamental Change”; or (ii) the sending of a Redemption Notice pursuant to Article 10 hereof calling any Note for redemption on a Redemption Date occurring before May 15, 2025; provided, however, that the sending of a Redemption Notice calling any Note for redemption on a Redemption Date occurring before May 15, 2025 will constitute a Make-Whole Fundamental Change only with respect to such Note called for redemption pursuant to such Redemption Notice and not with respect to any other Notes.

“Make-Whole Fundamental Change Period” has the meaning specified in Section 4.06(a) hereof.

“Market Disruption Event” means, if the Common Stock is listed for trading on The New York Stock Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Scheduled Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Maturity Date” means, with respect to any Note and the payment of the principal amount thereof, May 15, 2030.

“Measurement Period” has the meaning specified in Section 4.01(b) hereof.

“Merger Event” has the meaning specified in Section 4.08(a) hereof.

“Note” or “Notes” has the meaning specified in the first paragraph of the Recitals of this Indenture.

“Notice of Default” has the meaning specified in Section 6.01(f) hereof.

“Observation Period” means, with respect to any Note surrendered for conversion, (i) if the relevant Conversion Date occurs prior to the 53rd Scheduled Trading Day immediately preceding the Maturity Date, the 50 consecutive VWAP Trading Days beginning on, and including, the second VWAP Trading Day after such Conversion Date; and (ii) if the relevant Conversion Date occurs on or after the 53rd Scheduled Trading Day immediately preceding the Maturity Date, the 50 consecutive VWAP Trading Days beginning on, and including, the 51st Scheduled Trading Day immediately preceding the Maturity Date.

“Officer” or “officer” shall mean, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President (whether or not designated by a number or word or words added before or after the title “Vice President”) or any Director of the Company.

“Offer Expiration Date” has the meaning specified in Section 4.05(e) hereof.

“Officer’s Certificate” means a certificate signed by an Authorized Officer and delivered to the Trustee.

“Open of Business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of, or counsel for, the Company or an Affiliate of the Company.

“Outstanding” means, with respect to the Notes, any Notes authenticated by the Trustee except (i) Notes cancelled by it, (ii) Notes delivered to it for cancellation and (iii)(A) Notes replaced pursuant to Section 2.09 hereof, on and after the time such Note is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Note is held by a bona fide purchaser), (B) Notes converted pursuant to Article 4 hereof, on and after their Conversion Date, (C) any and all Notes, as of the Maturity Date, if the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of the Notes then payable, and (D) any and all Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver or other action that is to be made by a requisite principal amount of Outstanding Notes, only such Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be disregarded.

“Paying Agent” means any Person authorized by the Company to pay the principal amount of, any premium on, interest on, or the Fundamental Change Purchase Price, Specified Date Purchase Price, or Redemption Price of, any Notes on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Notes” means permanent certificated Notes in definitive, fully registered form issued in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof.

“Physical Settlement” has the meaning set forth in Section 4.03(a) hereof.

“Publicly Traded Securities” has the meaning specified in the definition of “Fundamental Change” under this Section 1.01.

“Redemption Date” means, with respect to any Notes to be redeemed, the date fixed for redemption by the Company in accordance with Section 10.03.

“Redemption Notice” has the meaning specified in Section 10.03 hereof.

“Redemption Price” has the meaning specified in Section 10.02 hereof.

“Reference Property” has the meaning specified in Section 4.08(a) hereof.

“Register” and “Registrar” have the respective meanings specified in Section 2.06.

“Regular Record Date” means, with respect to any Interest Payment Date, May 1 (whether or not a Business Day) or November 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Reporting Event of Default” has the meaning specified in Section 6.03 hereof.

“Resale Restriction Termination Date” has the meaning specified in Section 2.08(b)(ii).

“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust department or any other successor group of the Trustee, including any vice president, assistant vice president, assistant secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who in each case shall have direct responsibility for the administration of this Indenture.

“Restricted Global Note” has the meaning specified in Section 2.08(b)(i).

“Restricted Note” has the meaning specified in Section 2.07(a)(i).

“Restricted Notes Legend” has the meaning specified in the Form of Note attached hereto as Exhibit A.

“Restricted Stock” has the meaning specified in Section 2.07(b)(i).

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit C hereto.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 4.03(a) hereof.

“Settlement Election” has the meaning specified in Section 4.03(a) hereof.

“Settlement Election Notice” has the meaning specified in Section 4.03(a) hereof.

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to be elected) by the Company in accordance with Section 4.03(a)(i) hereof.

“Significant Subsidiary” means, with respect to any Person, a Subsidiary of such person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the original date of issuance of the Notes.

“Specified Date Purchase Company Notice” has the meaning specified in Section 3.04(a) hereof.

“Specified Date Purchase Notice” has the meaning specified in Section 3.05(a) hereof.

“Specified Date Purchase Price” has the meaning specified in Section 3.03(a) hereof.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received by the Holder upon conversion as specified in the Company’s Specified Dollar Amount Election Notice (which may be part of the Settlement Election Notice).

“Specified Dollar Amount Election” has the meaning specified in Section 4.03(a) hereof.

“Specified Dollar Amount Election Notice” has the meaning specified in Section 4.03(a) hereof.

“Specified Purchase Date” has the meaning specified in Section 3.03(a) hereof.

“Specified Purchase Date Expiration Time” has the meaning specified in Section 3.05(a) hereof.

“Spin-Off” has the meaning specified in Section 4.05(c) hereof.

“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Stock Price” has the meaning specified in Section 4.07(c) hereof.

“Subsidiary” of any Person means (a) any corporation, association or other business entity of which more than 50% of the outstanding total voting power ordinarily entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other voting members of the governing body thereof is at the time owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries or (b) any partnership the sole general partner or the managing general partner of which is the Company or a Subsidiary of the Company or the only general partners of which are the Company or of one or more Subsidiaries of the Company (or any combination thereof).

“Successor Company” has the meaning specified in Section 9.01(a) hereof.

“Trading Day” means a Scheduled Trading Day on which (i) there is no Market Disruption Event, and (ii) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or traded, “Trading Day” means a “Business Day.”

“Trading Price” of the Notes on any Trading Day means the average of the secondary market bid quotations obtained by, at the Company's election, the Company or the Bid Solicitation Agent for $5,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Company or the Bid Solicitation Agent, as applicable, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Company or the Bid Solicitation Agent, as applicable, that one bid shall be used. If the Company or the Bid Solicitation Agent, as applicable, cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from a nationally recognized securities dealer on a Trading Day, then the Trading Price per $1,000 principal amount of Notes on such Trading Day will be deemed to be less than 98% of the product of (i) the Last Reported Sale Price of the Common Stock on such Trading Day and (ii) the Conversion Rate in effect on such Trading Day. Any such determination will be conclusive absent manifest error. If the Company does not, or does not instruct the Bid Solicitation Agent to, as applicable, obtain bids when required, or the Company or the Bid Solicitation Agent, as applicable, fails to solicit bids when required, the Trading Price per $1,000 principal amount of the Notes will be deemed to be less than 98% of the product of (i) the Trading Price and (ii) the Conversion Rate for each Trading Day on which the Company or the Bid Solicitation Agent fails to do so, as the case may be.

Notwithstanding anything above, for the purposes of determining whether Contingent Interest is payable on the Notes pursuant to Section 2.15, “Trading Price” means on any date of determination the average of the secondary market bid quotations obtained by, at the Company’s election, the Company or the Bid Solicitation Agent (if not the Company) for $5,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Company or the Bid Solicitation Agent (if not the Company), as applicable, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Company or the Bid Solicitation Agent (if not the Company), as applicable, that one bid shall be used. If the Company or the Bid Solicitation Agent (if not the Company), as applicable, cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from a nationally recognized securities dealer on a Trading Day, then the Trading Price per $1,000 principal amount of Notes on such Trading Day will be deemed to be equal to the greater of (i) the Upside Trigger and (ii) the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on such Trading Day. Any such determination will be conclusive absent manifest error. If the Company does not, or does not instruct the Bid Solicitation Agent (if not the Company) to, as applicable, obtain bids when required, or the Company or the Bid Solicitation Agent (if not the Company), as applicable, fails to solicit bids when required, the Trading Price per $1,000 principal amount of the Notes will be deemed to be equal to the greater of (i) the Upside Trigger and (ii) the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on such Trading Day.

“Trigger Event” has the meaning specified in Section 4.05(c) hereof.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to Section 11.12 hereof, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed.

“Upside Trigger” means $1,200 per $1,000 principal amount of Notes.

“Unit of Reference Property” has the meaning specified in Section 4.08(a) hereof.

“U.S.” means the United States of America.

“U.S. Citizen” means a person who is a “citizen of the United States” within the meaning of the Jones Act.

“Valuation Period” has the meaning specified in Section 4.05(c) hereof.

“Vice President,” when used with respect to the Company or the Trustee, as applicable, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

“VWAP Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“VWAP Trading Day” means a Scheduled Trading Day on which (i) there is no VWAP Market Disruption Event and (ii) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or admitted for trading, “VWAP Trading Day” means a Business Day.

Section 1.02     References to Interest. Any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Contingent Interest and/or Additional Interest, as applicable, if, in such context, Contingent Interest and/or Additional Interest, as applicable, is, was or would be payable pursuant hereto. Any express mention of the payment of Contingent Interest or Additional Interest, as applicable, in any provision hereof shall not be construed as excluding Contingent Interest or Additional Interest, as applicable, in those provisions hereof where such express mention is not made

Section 1.03     Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of Notes, shall be sufficient for any purpose of this Indenture and (subject to Section 11.01 hereof) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)     The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)     The amount of Notes held by any Person executing any such instrument or writings as the Holder thereof, and the numbers of such Notes, and the date of his holding the same, may be proved by the production of such Notes or by a certificate executed, as depositary, by any trust company, bank, banker or member of a national securities exchange (wherever situated), if such certificate is in form satisfactory to the Trustee, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Notes therein described; or such facts may be proved by the certificate or affidavit of the Person executing such instrument or writing as the Holder thereof, if such certificate or affidavit is in form satisfactory to the Trustee. The Trustee and the Company may assume that such ownership of any Notes continues until (1) another certificate bearing a later date issued in respect of the same Notes is produced or (2) such Notes are produced by some other Person or (3) such Notes are no longer Outstanding.

(d)     The fact and date of execution of any such instrument or writing and the amount and number of Notes held by the Person so executing such instrument or writing may also be proved in any other manner that the Trustee deems sufficient; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section 1.03.

(e)     The principal amount (except as otherwise contemplated in clause (ii) of the proviso to the definition of “Outstanding”) and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Registrar.

(f)     Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(g)     The Company may but shall not be obligated to set a record date for purposes of determining the identity of Holders of any Outstanding Notes of any series entitled to vote or consent to any action by vote or consent authorized or permitted by Section 2.11, 6.02, 6.4, 6.05, 6.06, 8.02 or 11.11. Such record date shall be not less than 10 nor more than 60 days prior to the first solicitation of such consent or the date of the most recent list of Holders of such Notes furnished to the Trustee pursuant to Section 5.13 prior to such solicitation.

(h)     If the Company solicits from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, election, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2.
The Notes

Section 2.01     Title and Terms; Payments.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $117,782,000 (the “Initial Notes”), except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.05, 2.06, 2.07, 2.08, 2.09, 2.11, 2.12 or 3.09 or 10.05. The Company may, from time to time after the execution of this Indenture, execute and deliver to the Trustee for authentication Additional Notes of an unlimited aggregate principal amount, and the Trustee shall thereupon authenticate and deliver said Additional Notes to or upon receipt of a Company Order, without any further action by the Company hereunder; provided, however, that (1) such Additional Notes will be part of the same issue as the Initial Notes for U.S. federal income tax purposes and securities laws purposes; (2) such Additional Notes must be issued pursuant to the same terms (other than the offering price, Issue Date and first Interest Payment Date) as the Initial Notes; and (3) the Trustee must receive (a) an Officer’s Certificate to the effect that such issuance of Additional Notes complies with the provisions of this Indenture, including each provision of this paragraph; and (b) an Opinion of Counsel which shall state (i) that the form of such Additional Notes has been established by a supplemental indenture or by or pursuant to a resolution of the Board of Directors in accordance with Sections 2.01 and 2.04 and in conformity with the provisions of this Indenture; (ii) that the terms of such Additional Notes have been established in accordance with Section 2.01 and in conformity with the other provisions of this Indenture; and (iii) that such Additional Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

The Notes shall be known and designated as the “3.25% Convertible Senior Notes due 2030” of the Company. The principal amount shall be payable on the Maturity Date.

The principal amount of Physical Notes shall be payable at the Corporate Trust Office and at any other office or agency in the continental United States maintained by the Company for such purpose. Interest on Physical Notes will be payable (i) to Holders holding Physical Notes having an aggregate principal amount of $1,000,000 or less of Notes, by check mailed to such Holders at the address set forth in the Register and (ii) to Holders holding Physical Notes having an aggregate principal amount of more than $1,000,000 of Notes, either by check mailed to such Holders or, upon written application by a Holder to the Registrar not later than the relevant Regular Record Date for such interest payment, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Registrar to the contrary in writing. The Company will pay or cause the Paying Agent to pay principal of, and interest on, Global Notes in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such Global Note, on each Interest Payment Date, Redemption Date, Fundamental Change Purchase Date, Specified Purchase Date or other payment date, as the case may be.

Any Notes repurchased by the Company will be retired and no longer Outstanding hereunder.

Section 2.02     Ranking. The Notes constitute direct unsecured, senior obligations of the Company.

Section 2.03     Denominations. The Notes shall be issuable only in registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000 in excess thereof.

Section 2.04     Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Company by its Chief Executive Officer, its President, its Chief Financial Officer, any of its Vice Presidents, its Treasurer, any Assistant Treasurer, the Secretary or Directors.

Notes bearing the manual or facsimile signatures of individuals who were at any time an Officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes. The Company Order shall specify the amount of Notes to be authenticated, and shall further specify the amount of such Notes to be issued as one or more Global Notes or as one or more Physical Notes. The Trustee in accordance with such Company Order shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by an authorized signatory of the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.05     Temporary Notes. Pending the preparation of Physical Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Physical Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officer executing such Notes may determine, as evidenced by such Officer’s execution of such Notes; provided that any such temporary Notes shall bear legends on the face of such Notes as set forth in the Form of Note attached hereto as Exhibit A and/or Sections 2.07 and 2.11.

After the preparation of Physical Notes, the temporary Notes shall be exchangeable for Physical Notes upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 5.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall, upon Company Order, authenticate and deliver in exchange therefor a like principal amount of Physical Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Physical Notes.

Section 2.06     Registration; Registration of Transfer and Exchange.

(a)     The Company shall cause to be kept at the applicable Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 5.02 being herein sometimes collectively referred to as the “Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Trustee is hereby appointed “Registrar” (the “Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note at an office or agency of the Company designated pursuant to Section 5.02 for such purpose, the Company shall execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal amount and tenor, each such Notes bearing such restrictive legends as may be required by this Indenture (including the Form of Note attached hereto as Exhibit A and Sections 2.07 and 2.11).

At the option of the Holder and subject to the other provisions of Sections 2.07 and 2.11, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount and tenor, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Notes, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such Notes.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Company and the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.11 not involving any transfer.

Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Note in the circumstances set forth in Section 2.11(a)(iv).

(b)     Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. The Trustee shall have no liability, responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee, (iii) any notice required hereunder, (iv) any payments under or with respect to the Global Note (v) or actions taken or not taken by any Agent Members.

(c)     Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Notes.

Section 2.07     Transfer Restrictions.

(a)     Restricted Notes.

(i)     Every Note (and all securities issued in exchange therefor or substitution thereof) that bears, or that is required under this Section 2.07 to bear, the Restricted Notes Legend will be deemed to be a “Restricted Note.” Each Restricted Note will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Notes Legend) and will bear the restricted CUSIP number for the Notes unless such restrictions on transfer are eliminated or otherwise waived by written consent of the Company (including, without limitation, by the Company’s delivery of the Free Transferability Certificate as provided herein), and each Holder of a Restricted Note, by such Holder’s acceptance of such Restricted Note, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Note.

(ii)     Until the Resale Restriction Termination Date, any Restricted Note will bear the Restricted Notes Legend unless:

(A)     such Restricted Note, since last held by the Company or an affiliate of the Company (within the meaning of Rule 144), if ever, was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an affiliate of the Company within the 90 days immediately preceding such transfer and (2) pursuant to a registration statement that was effective under the Securities Act at the time of such transfer;

(B)     such Restricted Note was transferred (1) to a Person other than (x) the Company or (y) an affiliate of the Company (within the meaning of Rule 144) or a Person that was an affiliate of the Company within the 90 days immediately preceding such transfer and (2) pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; or

(C)     the Company delivers written notice to the Trustee and the Registrar (including, without limitation, by the Company’s delivery of the Free Transferability Certificate as provided herein) stating that the Restricted Notes Legend may be removed from such Note and all Applicable Procedures have been complied with;

provided, however, that, notwithstanding anything to the contrary in this Indenture or (i) the Notes, the Initial Notes, and each Note issued in exchange therefor or substitution thereof, will not constitute Restricted Notes and will not be required to bear the Restricted Notes Legend and (ii) nothing in this Indenture shall require Additional Notes to be issued as or constitute Restricted Notes when such Additional Notes are initially issued if the Company delivers to the Trustee and the Registrar written notice stating that such Additional Notes need not bear the Restricted Notes Legend.

(iii)     In addition, until the Resale Restriction Termination Date:

(A)     no transfer of any Restricted Note will be registered by the Registrar prior to the Resale Restriction Termination Date unless the transferring Holder delivers a notice substantially in the form of the Form of Assignment and Transfer, with the appropriate box checked, to the Trustee; and

(B)     the Registrar will not register any transfer of any Note that is a Restricted Note to a Person that is an affiliate of the Company or has been an affiliate of the Company (within the meaning of Rule 144) within the 90 days immediately preceding the date of such proposed transfer.

(iv)     On and after the Resale Restriction Termination Date, any Note will bear the Restricted Note Legend at any time the Company determinates that, to comply with law, such Note must bear the Restricted Notes Legend.

(b)     Restricted Stock.

(i)     Every share of Common Stock that bears, or that is required under this Section 2.07 to bear, the Restricted Stock Legend will be deemed to be “Restricted Stock”. Each share of Restricted Stock will be subject to the restrictions on transfer set forth in this Indenture (including in the Restricted Stock Legend) and will bear a restricted CUSIP number unless such restrictions on transfer are eliminated or otherwise waived by written consent (including, without limitation, by the Company’s delivery of the Free Transferability Certificate as provided herein) of the Company, and each Holder of Restricted Stock, by such Holder's acceptance of Restricted Stock, will be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock.

(ii)     Until the Resale Restriction Termination Date, any shares of Common Stock issued upon the conversion of a Restricted Note will be issued in book-entry form and will bear the Restricted Stock Legend unless the Company delivers written notice to the Trustee, the Registrar and the transfer agent for the Common Stock stating that such shares of Common Stock need not bear the Restricted Stock Legend.

(iii)     On and after the Resale Restriction Termination Date, shares of Common Stock will be issued in book-entry form and will bear the Restricted Stock Legend at any time the Company reasonably determinates that, to comply with law, such shares of Common Stock must bear the Restricted Stock Legend.

(c)     As used in this Section 2.07, the term “transfer” means any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note, any interest therein or any Restricted Stock.

Section 2.08     Expiration of Restrictions.

(a)     Physical Notes. Any Physical Note (or any security issued in exchange or substitution therefor) that does not constitute a Restricted Note may be exchanged for a new Note or Notes of like tenor and aggregate principal amount that do not bear the Restricted Notes Legend required by Section 2.07. To exercise such right of exchange, the Holder of such Note must surrender such Note in accordance with the provisions of Section 2.11 and deliver any additional documentation reasonably required by the Company, the Trustee or the Registrar in connection with such exchange.

(b)     Global Notes; Resale Restriction Termination Date.

(i)     If, on the Free Trade Date, or the next succeeding Business Day if the Free Trade Date is not a Business Day, any Restricted Notes are represented by a Global Note that is a Restricted Note (any such Global Note, a “Restricted Global Note”), as promptly as practicable, the Company will automatically exchange every beneficial interest in each Restricted Global Note for beneficial interests in Global Notes that are not subject to the restrictions set forth in the Restricted Notes Legend and in Section 2.07 hereof.

(ii)     To effect such automatic exchange, the Company will (A) deliver to the Depositary an instruction letter for the Depositary’s mandatory exchange process at least 15 days immediately prior to the Free Trade Date and (B) deliver to each of the Trustee and the Registrar a duly completed Free Transferability Certificate promptly after the Free Trade Date. The first date on which both the Trustee and the Registrar have received the Free Transferability Certificate will be known as the “Resale Restriction Termination Date”.

(iii)     Immediately upon receipt of the Free Transferability Certificate by each of the Trustee and the Registrar:

(A)     the Restricted Notes Legend will be deemed removed from each of the Global Notes specified in such Free Transferability Certificate and the restricted CUSIP number will be deemed removed from each of such Global Notes and deemed replaced with an unrestricted CUSIP number with no further action required by the Company, the Trustee or, if applicable, the Depositary;

(B)     the Restricted Stock Legend will be deemed removed from any shares of Common Stock previously issued upon conversion of the Notes; and

(C)     thereafter, shares of Common Stock issued upon conversion of the Notes will be assigned an unrestricted CUSIP number and will not bear the Restricted Stock Legend (except as provided in Section 2.07(b)(iii)) or any similar legend.

(iv)     [Reserved]

(v)     Prior to the Company’s delivery of the Free Transferability Certificate and afterwards, the Company and the Trustee will comply with the Applicable Procedures and otherwise use reasonable efforts to cause each Global Note to be identified by an unrestricted CUSIP number in the facilities of the Depositary by the date the Free Transferability Certificate is delivered to the Trustee and the Registrar or as promptly as possible thereafter.

(vi)     Notwithstanding anything to the contrary in Sections 2.08(b)(i), (ii) or (iii), the Company will not be required to deliver the Free Transferability Certificate if it reasonably believes that removal of the Restricted Notes Legend or the changes to the CUSIP numbers for the Notes could result in or facilitate transfers of the Notes in violation of applicable law.

Section 2.09     Mutilated, Destroyed, Lost and Stolen Notes If any mutilated Note is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding. If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of written notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 2.09, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.09 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.10     Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, the Registrar and any agent of the Company, the Trustee or the Registrar may treat the Person in whose name such Note is registered in the Register as the owner of such Note for the purpose of receiving payment of the principal of such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee, the Registrar nor any agent of the Company, the Trustee or the Registrar shall be affected by notice to the contrary.

Section 2.11     Transfer and Exchange.

(a)     Provisions Applicable to All Transfers and Exchanges.

(i)     Subject to the restrictions set forth in this Section 2.11, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time as desired, and each such transfer or exchange will be noted by the Registrar in the Register.

(ii)     All Notes issued upon any registration of transfer or exchange in accordance with this Indenture will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(iii)     No service charge will be imposed on any Holder of a Physical Note or any owner of a beneficial interest in a Global Note for any exchange or registration of transfer, but each of the Company, the Trustee or the Registrar may require such Holder or owner of a beneficial interest to pay a sum sufficient to cover any transfer tax, assessment or other governmental charge imposed in connection with such registration of transfer or exchange.

(iv)     Unless the Company specifies otherwise, none of the Company, the Trustee, the Registrar or any co-Registrar will be required to exchange or register a transfer of any Note (i) that has been surrendered for conversion, (ii) as to which Section 10.05 is applicable or (iii) as to which a Fundamental Change Purchase Notice or a Specified Date Purchase Notice has been delivered and not withdrawn, in each case, except to the extent any portion of such Note is not subject to the foregoing.

(v)     The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b)     In General; Transfer and Exchange of Beneficial Interests in Global Notes. So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, except to the extent required by Section 2.11(c):

(i)     all Notes will be represented by one or more Global Notes;

(ii)     every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture (including the restrictions on transfer set forth in Section 2.07, if applicable); and

(iii)     each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(c)     Transfer and Exchange of Global Notes.

(i)     Notwithstanding any other provision of this Indenture, each Global Note will be exchanged for Physical Notes if the Depositary delivers notice to the Company that:

(A)     the Depositary is unwilling or unable to continue to act as Depositary; or

(B)     the Depositary is no longer registered as a clearing agency under the Exchange Act or is otherwise no longer permitted under applicable law to continue as Depositary for such Global Note;

and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary.

In each such case, each Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause each Global Note to be cancelled in accordance with the Applicable Procedures and the Trustee’s applicable procedures, and the Company, in accordance with Section 2.04, will promptly execute, and, upon receipt of a Company Order, the Trustee will, in accordance with Section 2.04, will promptly authenticate and deliver, for each beneficial interest in each Global Note so exchanged, an aggregate principal amount of Physical Notes equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Physical Notes are required to bear under Section 2.07.

(ii)     In addition, if (x) the Company, in its sole discretion, notifies the Trustee in writing that it wishes to terminate and exchange all or part of a Global Note for Physical Notes and the beneficial owners of the majority of the principal amount of such Global Note (or portion thereof) to be exchanged consent to such exchange, the Company may exchange all beneficial interests in such Global Note (or portion thereof) for Physical Notes by delivering a written request to the Registrar or (y) an Event of Default has occurred with regard to the Notes represented by the relevant Global Note and such Event of Default has not been cured or waived, any owner of a beneficial interest in a Global Note may deliver a written request to the Registrar to exchange such beneficial interest for Physical Notes.

In such case, (A) the Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Note; (B) the Company will, in accordance with Section 2.04, promptly execute, and, upon receipt of a Company Order, the Trustee, in accordance with Section 2.04, will promptly authenticate and deliver, to such owner, for the beneficial interest so exchanged by such owner, Physical Notes registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Notes are required to bear under Section 2.07, and (C) the Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Note to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures.

(d)     Transfer and Exchange of Physical Notes.

(i)     If Physical Notes are issued, a Holder may transfer a Physical Note by: (A) surrendering such Physical Note for registration of transfer to the Registrar, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar; (B) if such Physical Note is a Restricted Note, delivering any documentation that the Company, the Trustee or the Registrar require to ensure that such transfer complies with Section 2.07 and any applicable securities laws; and (C) satisfying all other requirements for such transfer set forth in this Section 2.11 and Section 2.07. Upon the satisfaction of conditions (A), (B) and (C), the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.04, promptly authenticate and deliver, in the name of the designated transferee or transferees, one or more new Physical Notes, of any authorized denomination, having like aggregate principal amount and bearing any restrictive legends required by Section 2.07 and/or the Form of Note attached hereto as Exhibit A.

(ii)     If Physical Notes are issued, a Holder may exchange a Physical Note for other Physical Notes of any authorized denominations and aggregate principal amount equal to the aggregate principal amount of the Notes to be exchanged by surrendering such Notes, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 5.02. Whenever a Holder surrenders Notes for exchange, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.04, promptly authenticate and deliver the Notes that such Holder is entitled to receive, bearing registration numbers not contemporaneously outstanding and any restrictive legends that such Physical Notes are to bear under Section 2.07.

(iii)     If Physical Notes are issued, a Holder may transfer or exchange a Physical Note for a beneficial interest in a Global Note by (A) surrendering such Physical Note for registration of transfer or exchange, together with any endorsements or instruments of transfer required by any of the Company, the Trustee or the Registrar, at any office or agency maintained by the Company for such purposes pursuant to Section 5.05; (B) if such Physical Note is a Restricted Note, delivering any documentation the Company, the Trustee or the Registrar reasonably require to ensure that such transfer complies with Section 2.07 and any applicable securities laws; (C) satisfying all other requirements for such transfer set forth in this Section 2.11 and Section 2.07; and (D) providing written instructions to the Trustee to make, or to direct the Registrar to make, an adjustment in its books and records with respect to the applicable Global Note to reflect an increase in the aggregate principal amount of the Notes represented by such Global Note, which instructions will contain information regarding the Depositary account to be credited with such increase. Upon the satisfaction of conditions (A), (B), (C) and (D), the Trustee will cancel such Physical Note and cause, or direct the Registrar to cause, in accordance with the Applicable Procedures, the aggregate principal amount of Notes represented by such Global Note to be increased by the aggregate principal amount of such Physical Note, and will credit or cause to be credited the account of the Person specified in the instructions provided by the exchanging Holder in an amount equal to the aggregate principal amount of such Physical Note. If no Global Notes are then Outstanding, the Company, in accordance with Section 2.04, will promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, will, in accordance with Section 2.04, authenticate, a new Global Note in the appropriate aggregate principal amount.

Section 2.12     Cancellation. The Company at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, purchase, repurchase, conversion or cancellation in accordance with its customary practices, and certification of their cancellation shall be delivered to Company promptly upon receipt by Trustee of a Company Order. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation. The Notes so acquired, while held by or on behalf of the Company or any of its Subsidiaries, shall not entitle the Holder thereof to convert the Notes. The Company may not issue new Notes to replace Notes it has paid in full or delivered to the Trustee for cancellation.  The Company may from time to time repurchase Notes in open market purchases or negotiated transactions without giving prior notice to Holders.

The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 2.12. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.13     CUSIP Numbers. In issuing the Notes, the Company may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Notes, notice, or elsewhere and; provided, further, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.14     Payment and Computation of Interest. The Notes will bear cash interest at a rate of 3.25% per year, until maturity. Interest on the Notes will accrue from the most recent date on which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, the Issue Date for such Notes. Interest will be paid to the Person in whose name a Note is registered at the Close of Business on the Regular Record Date immediately preceding the relevant Interest Payment Date semiannually in arrears on each Interest Payment Date; provided that, if any Interest Payment Date, Maturity Date, Fundamental Change Purchase Date or Specified Purchase Date of a Note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months; provided, however, that, for any period in which a particular interest rate is applicable for less than a full semiannual period, interest on the Notes will be computed on the basis of a 30-day month and, for periods of less than a month, the actual number of days elapsed over a 30-day month.

Section 2.15     Contingent Interest.

(a)     Contingent interest on the Notes (“Contingent Interest”) shall accrue and the Company shall pay such Contingent Interest to the Holders as follows:(i)     beginning with the six-month interest payment period commencing May 15, 2025, during any six-month interest payment period with respect to which the arithmetic average of the Trading Prices for each Trading Day during the period of 10 consecutive Trading Days beginning on, and including, the 12th Scheduled Trading Day, immediately preceding the first day of such six-month interest payment period is greater than or equal to the Upside Trigger, in which case the Contingent Interest payable on each $1,000 principal amount of Notes for such six-month interest payment period shall be equal to 0.45% per annum of such arithmetic average of the Trading Prices; or(ii)     at any time Notes are Outstanding, upon the declaration by the Company’s Board of Directors of an extraordinary cash dividend or distribution to all or substantially all holders of the Common Stock that the Company’s Board of Directors designates as Contingent Interest payable with respect to the Notes (an “Extraordinary Dividend”), in which case such Contingent Interest shall be payable on the same date as, and in an amount equal to, the dividend or distribution that a Holder would have received if such Holder held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (divided by a thousand) of Notes held by such Holder.

The Company shall promptly notify the Trustee and the Holders in writing upon any determination that Contingent Interest on the Notes will accrue during a six-month interest payment period and upon any declaration by the Company’s Board of Directors of an Extraordinary Dividend.

(b)     The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company in accordance with the definition of Trading Price, along with the appropriate contact information for each. The Bid Solicitation Agent (if not the Company) shall have no obligation to determine the Trading Price of the Notes for purposes of determining whether Contingent Interest is payable on the Notes unless the Company has requested such determination in writing and the Company shall have no obligation to determine the Trading Price of the Notes for purposes of determining whether Contingent Interest is payable or to request the Bid Solicitation Agent (if not the Company) to determine the Trading Price on behalf of the Company unless a Holder provides the Company with reasonable evidence that the Trading Price is greater than or equal to the Upside Trigger, at which time the Company shall determine or instruct the Bid Solicitation Agent (if not the Company) to determine, as applicable, the Trading Price of the Notes in the manner described in the definition of “Trading Price” in Section 1.01 beginning on the next Trading Day and on each successive Trading Day until the Trading Price of the Notes is less than the Upside Trigger. Neither the Trustee nor the Conversion Agent shall have any obligation to determine the Trading Price of the Notes.

(c)     Payment of Contingent Interest. Contingent Interest for any six-month interest payment period shall be paid on the applicable Interest Payment Date to the Holder in whose name any Note is registered on the Register at the corresponding Regular Record Date. Contingent Interest due under this Article 2 shall be treated for all purposes of this Indenture like any other interest accruing on the Notes.

Section 2.16     Business Day. If any Interest Payment Date, the Maturity Date, any Fundamental Change Purchase Date, Specified Purchase Date or Redemption Date falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

Section 2.17     Tax Treatment. The Company agrees, and by purchasing a beneficial interest in the Notes each Holder, and any individual or entity that acquires a direct or indirect interest in the Notes, will be deemed to have agreed:

(a)     for U.S. federal income tax purposes, to treat the Notes as indebtedness of the Company that is subject to U.S. Treasury Regulations Section 1.1275-4 (the “Contingent Debt Regulations”);

(b)     for purposes of the Contingent Debt Regulations, to treat the fair market value of any shares of Common Stock and cash received upon any conversion of the Notes as a contingent payment;

(c)     to be bound by the Company’s determination that the Notes are “contingent payment debt instruments” subject to the “noncontingent bond method” within the meanings of the Contingent Debt Regulations; and

(d)     to be bound by the Company’s calculation of the comparable yield and projected payment schedule with respect to the Notes unless such person discloses to the Internal Revenue Service an alternative comparable yield or projected payment schedule pursuant to U.S. Treasury Regulations Section 1.1275-4(b)(4)(iv).

Section 2.18     Comparable Yield and Projected Payment Schedule. Solely for purposes of applying the Contingent Debt Regulations to the Notes:

(a)     the Company has determined the comparable yield of the Notes to be 7.625%, compounded semi-annually and has prepared a projected payment schedule using that comparable yield; and

(b)     the Company acknowledges and agrees, and each Holder and any beneficial owner of a Note, by its purchase of a Note, shall be deemed to acknowledge and agree, that (A) the comparable yield and the projected payment schedule are not determined for any purpose other than for the purpose of applying the Contingent Debt Regulations to the Notes; and (B) the comparable yield and the projected payment schedule do not constitute a projection or representation by the Company regarding the future price of the Common Stock or the actual amounts payable on the Notes.

Holders that wish to obtain the amount of original issue discount, issue price, issue date, comparable yield and projected payment schedule may do so by submitting a written request to the Company at the following address: SEACOR Holdings Inc., ATTN: Chief Financial Officer, 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida 33316.

Section 2.19     Calculation of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Notes then Outstanding as of the end of such year and (ii) such other specific information relating to such original issue discount as, in the case of each of clauses (i) and (ii), may then be required to be provided to the Internal Revenue Service under the Internal Revenue Code of 1986, as amended; provided that failure to file any such notice or information with the Trustee shall not constitute a Default or Event of Default hereunder.

ARTICLE 3.
REPURCHASE AT THE OPTION OF THE HOLDERS

Section 3.01     Purchase at Option of Holders upon a Fundamental Change. If a Fundamental Change occurs at any time, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Notes, or any portion thereof such that the remaining principal amount of each Note that is not purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof, on a date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date on which the Company delivers the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that, if the Company purchases a Note on a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, the Company shall instead pay such accrued and unpaid interest on such Note on the Interest Payment Date to the Holder of record of such Note as of such Regular Record Date and the Fundamental Change Purchase Price shall then be equal to 100% of the principal amount of the Note the Company purchases on such Fundamental Change Purchase Date. Notwithstanding the foregoing, there shall be no purchase of any Notes pursuant to this Section 3.01 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Notes) and shall deem to be cancelled any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.02     Fundamental Change Company Notice.

(a)     General. On or before the 15th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Notes, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such notice shall be sent by first class mail or, in the case of any Global Notes, in accordance with the Applicable Procedures for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a press release and publish such information on the Company’s website. Each Fundamental Change Company Notice shall specify:

(i)     the events causing the Fundamental Change;

(ii)     the Effective Date of the Fundamental Change, and whether the Fundamental Change is a Make-Whole Fundamental Change, in which case the Effective Date of the Make-Whole Fundamental Change;

(iii)     the last date on which a Holder of Notes may exercise the purchase right pursuant to Section 3.01;

(iv)     the Fundamental Change Purchase Price;

(v)     the Fundamental Change Purchase Date;

(vi)     the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)     the applicable Conversion Rate and any adjustments to the applicable Conversion Rate resulting from the Fundamental Change;

(viii)     if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with this Indenture;

(ix)     that the Holder must exercise the purchase right prior to the Fundamental Change Expiration Time;

(x)     that the Holder shall have the right to withdraw any Notes surrendered for purchase prior to the Fundamental Change Expiration Time; and

(xi)     the procedures that Holders must follow to require the Company to purchase their Notes.

(b)     No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to Section 3.01.

(c)     At the Company’s written request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company; provided, further, that the Company shall have delivered to the Trustee, at least five (5) Business Days before the Fundamental Change Company Notice is required to be mailed (or such shorter period agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the complete form of such notice and the information to be stated in such notice. Neither the Trustee nor the Paying Agent shall be responsible for determining if a Fundamental Change has occurred or for delivering a Fundamental Change Company Notice to Holders.

Section 3.03     Repurchase at Option of Holders on the Specified Purchase Date.

(a)     On May 15, 2025 (the “Specified Purchase Date”), each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof so long as the principal amount of such Holder’s Notes not submitted for repurchase equals $1,000 or an integral multiple of $1,000 in excess thereof, at a repurchase price equal to 100% of the principal amount of Notes tendered for repurchase, plus accrued and unpaid interest thereon, if any, to but excluding, the Specified Purchase Date (the “Specified Date Purchase Price”).

(b)     Notwithstanding the foregoing, no Notes may be repurchased by the Company on the Specified Purchase Date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Specified Date Purchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Specified Date Purchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Specified Date Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.04     Specified Date Purchase Company Notice.

(a)     On or before the 25th Business Day prior to the Specified Purchase Date, the Company shall give notice (the “Specified Date Purchase Company Notice”) to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) at the applicable address shown in the Register of the Registrar of the Specified Purchase Date and the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be by first class mail or, in the case of Global Notes, in accordance with the Applicable Procedures of the Depositary. Simultaneously with providing such Specified Date Purchase Company Notice, the Company shall publish a press release and publish such information on the Company’s website. Each Specified Date Purchase Company Notice shall specify:

(i)     the Specified Purchase Date;

(ii)     that Holders have the right to require the Company to purchase all or any portion of their Notes pursuant to Section 3.03;

(iii)     the last date on which a Holder may exercise the repurchase right pursuant to this Article 3;

(iv)     the Specified Date Purchase Price;

(v)     if applicable, the name and address of the Paying Agent and the Conversion Agent;

(vi)     whether the Notes are convertible at such time and the applicable Conversion Rate;

(vii)     if applicable, that the Notes with respect to which a Specified Date Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Specified Date Purchase Notice in accordance with the terms of this Indenture; and

(viii)     the procedures that Holders must follow to require the Company to repurchase their Notes.

(b)     No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Article 3.

(c)     At the Company’s written request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Specified Date Purchase Company Notice shall be prepared by the Company; provided, further, that the Company shall have delivered to the Trustee, at least five (5) Business Days before the Specified Date Purchase Company Notice is required to be mailed (or such shorter period agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the complete form of such notice and the information to be stated in such notice. Neither the Trustee nor the Paying Agent shall be responsible for determining if the Specified Purchase Date is forthcoming or has occurred or for delivering a Specified Date Purchase Company Notice to Holders.

Section 3.05     Repurchase Procedures.

(a)     Purchases of Notes under Section 3.01 or Section 3.03, as applicable, shall be made, at the option of the Holder thereof, upon:

(i)     if the Notes to be purchased are Physical Notes, delivery to the Paying Agent by the Holder of (x) a duly completed notice (the “Fundamental Change Purchase Notice”) or (y) duly completed notice (the “Specified Date Purchase Notice”), as applicable, in the form set forth in Attachment 2, or in Attachment 3, as applicable to the Form of Note attached hereto as Exhibit A, duly endorsed for transfer, prior to Close of Business on the Business Day immediately preceding the (x) Fundamental Change Purchase Date, (the “Fundamental Change Expiration Time”) or (y) the applicable Specified Purchase Date (the “Specified Purchase Date Expiration Time”), as applicable; and

(ii)     if the Notes to be purchased are Global Notes, delivery of the Notes, by book-entry transfer, in compliance with the Applicable Procedures and the satisfaction of any other requirements of the Depositary in connection with tendering beneficial interests in a Global Note for purchase, by the Fundamental Change Expiration Time or the Specified Purchase Date Expiration Time, as applicable.

The Fundamental Change Purchase Notice or the Specified Date Purchase Notice, as applicable, in respect of any Notes to be purchased shall state:

(i)     if certificated, the certificate numbers of such Notes;

(ii)     the portion of the principal amount of such Notes to be purchased, which must be such that the principal amount of each Note that is not to be purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof; and

(iii)     that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

(b)     Notice to Company. The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or Specified Date Purchase Notice or written notice of withdrawal thereof.

Section 3.06     Effect of Fundamental Change Purchase Notice or Specified Purchase Date Notice. Upon receipt by the Paying Agent of a Fundamental Change Purchase Notice specified in Section 3.05 or a Specified Date Purchase Notice specified in Section 3.05, the Holder of the Note in respect of which such Fundamental Change Purchase Notice or such Specified Date Purchase Notice was given shall (unless such Fundamental Change Purchase Notice or such Specified Date Purchase Notice, as applicable, is withdrawn in accordance with Section 3.07) thereafter be entitled to receive solely the Fundamental Change Purchase Price or the Specified Date Purchase Price, as applicable, in cash with respect to such Note (and any previously accrued and unpaid interest on such Note). Such Fundamental Change Purchase Price or such Specified Date Purchase Price, as applicable, shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the applicable Fundamental Change Purchase Date (provided the conditions in this Article 3 have been satisfied, and subject to extensions to comply with applicable law) or the applicable Specified Purchase Date (provided the conditions in Article 3 have been satisfied, and subject to extensions to comply with applicable law)and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01.

Section 3.07     Withdrawal of Fundamental Change Purchase Notice or Specified Date Purchase Notice. A Fundamental Change Purchase Notice or a Specified Date Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice or the Specified Date Purchase Company Notice, as applicable, at any time prior to the Fundamental Change Expiration Time or the Specified Purchase Date Expiration Time, as applicable, specifying:

(a)     the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(b)     if certificated, the certificate numbers of the withdrawn Notes; and

(c)     the principal amount, if any, of each Note that remains subject to the Fundamental Change Purchase Notice or the Specified Date Purchase Notice, as applicable, which must be such that the principal amount not to be purchased equals $1,000 or an integral multiple of $1,000 in excess thereof;

provided, however, that, if the Notes are Global Notes, the notice must comply with the Applicable Procedures.

The Paying Agent will promptly return to the respective Holders thereof any Physical Notes with respect to which a Fundamental Change Purchase Notice or a Specified Date Purchase Notice, as applicable, has been withdrawn in compliance with the provisions of this Section 3.07.

Section 3.08     Deposit of Fundamental Change Purchase Price or Specified Date Purchase Price. Prior to 10:00 a.m., New York City time, on the Fundamental Change Purchase Date or the Specified Purchase Date, as applicable, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price or the Specified Date Purchase Price, as applicable, of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date or the Specified Purchase Date, as applicable. If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price or the Specified Date Purchase Price, as applicable, of the Notes for which a Fundamental Change Purchase Notice or a Specified Date Purchase Notice has been tendered and not withdrawn in accordance with this Indenture on the Fundamental Change Purchase Date or the Specified Purchase Date, as applicable, then as of such Fundamental Change Purchase Date or the Specified Purchase Date, as applicable, (a) such Notes will cease to be Outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Notes is made or such Notes have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price or the Specified Date Purchase Price, as applicable, and any previously accrued and unpaid interest on such Notes upon delivery or book-entry transfer of such Notes).

Section 3.09     Notes Purchased in Whole or in Part. Any Note that is to be purchased pursuant to this Article 3, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and, to the extent that only a part of the Note so surrendered is to be purchased, the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 3.10     Covenant To Comply with Applicable Laws upon Purchase of Notes. In connection with any offer to purchase Notes under Section 3.01 or 3.03, the Company shall, in each case if required by law, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all U.S. federal or state securities laws applicable to the Company in connection with such purchase offer, in each case, so as to permit the rights and obligations under this Article 3 to be exercised in the time and in the manner specified this Article 3.

Section 3.11     Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.08 exceeds the aggregate Fundamental Change Purchase Price or the Specified Date Purchase Price, as applicable, of the Notes or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date or the Specified Purchase Date, as applicable, then, following the Fundamental Change Purchase Date or the Specified Purchase Date, as applicable, the Paying Agent shall promptly return any such excess to the Company.

ARTICLE 4.
CONVERSION

Section 4.01     Right To Convert.  (a) Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, to convert its Notes, or any portion of its Notes such that the principal amount that remains Outstanding of each Note that is not converted in full equals $1,000 or an integral multiple of $1,000 in excess thereof, into the Settlement Amount determined in accordance with Section 4.03(a)(ii) hereof, (x) prior to the Close of Business on the Business Day immediately preceding February 15, 2030, only upon satisfaction of one or more of the conditions described in Section 4.01(b) hereof, and (y) on or after February 15, 2030, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date regardless of the conditions described in Section 4.01(b) hereof.

(b)         (i) A Holder may surrender Notes for conversion during any fiscal quarter commencing after September 30, 2018 (and only during such fiscal quarter) if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable Conversion Price in effect on each applicable Trading Day as determined by the Company.

(ii)     A Holder may surrender Notes for conversion during the five consecutive Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth in this Section 4.01(b)(ii), for each Trading Day of such Measurement Period was less than 98% of the product of (x) the Last Reported Sale Price of the Common Stock on such Trading Day and (y) the Conversion Rate in effect on such Trading Day. The Trading Price shall be determined by the Company or the Bid Solicitation Agent, as applicable, pursuant to this Section 4.01(b)(ii) and the definition of “Trading Price” set forth in Section 1.01 hereof. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company in accordance with the definition of Trading Price, along with the appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination in writing; and the Company shall have no obligation to make such request (or, if the Company is the Bid Solicitation Agent, to determine the Trading Price of the Notes) unless a Holder of a Note provides it with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of (x) the Last Reported Sale Price of the Common Stock on such Trading Day and (y) the Conversion Rate in effect on such Trading Day. At such time, the Company shall instruct the Bid Solicitation Agent to determine (or, if the Company is the Bid Solicitation Agent, the Company shall determine) the Trading Price per $1,000 principal amount of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes for a Trading Day is greater than or equal to 98% of the product of (x) the Last Reported Sale Price of the Common Stock on such Trading Day and (y) the Conversion Rate in effect on such Trading Day. Whenever the condition to conversion set forth in this Section 4.01(b)(ii) has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing. If, at any time after the condition to conversion set forth in this Section 4.01(b)(ii) has been met, the condition to conversion set forth in this Section 4.01(b) (ii) ceases to be met, the Company will so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing on the first Trading Day on which such condition ceases to be met. None of the Trustee nor the Conversion Agent shall have any obligation to determine the Trading Price of the Notes. The Company will initially act as Bid Solicitation Agent.

(iii)     If the Company elects to (x) issue to all or substantially all holders of the Common Stock any rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or (y) distribute to all or substantially all holders of the Common Stock the Company’s assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution, then, in either case, the Company must deliver notice of such issuance or distribution, and of the Ex-Dividend Date for such issuance or distribution, to the Holders at least 60 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution; provided, however, that if the Company is then otherwise permitted to settle conversions of Notes by Physical Settlement (and, for the avoidance of doubt, the Company has not elected or deemed to have elected another Settlement Method to apply, including pursuant to Section 4.03(a)(i)), then the Company may instead elect to provide such notice at least 10 Scheduled Trading Days prior to such Ex-Dividend Date, in which case (x) the Company must settle all conversions of Notes with a Conversion Date occurring on or after the date the Company provides such notice and on or before the record date for such issuance or distribution by Physical Settlement; and (y) such notice must state that all such conversions will be settled by Physical Settlement. After the Company has delivered such notice, Holders may surrender their Notes for conversion at any time until the earlier of (a) Close of Business on the Business Day immediately preceding such Ex-Dividend Date and (b) the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time; provided, however, that Holders may not convert their Notes pursuant to this Section 4.01(b)(iii) if the Company provides that Holders shall participate, at the same time and upon the same terms as holders of the Common Stock, and as a result of holding the Notes, in the relevant issuance or distribution without having to convert their Notes as if they held a number of shares of the Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such issuance or distribution multiplied by the principal amount (expressed in thousands) of Notes held by such Holder .

(iv)     If (x) a Make-Whole Fundamental Change (other than a Make-Whole Fundamental Change occurring pursuant to clause (ii) of the definition thereof) occurs or (y) the Company is a party to (a) a consolidation, merger or binding share exchange, pursuant to which the Common Stock would be converted into cash, securities or other assets or (b) a sale, conveyance, transfer or lease of all or substantially all of the assets of the Company and its Subsidiaries to another person (other than any of the Company’s Subsidiaries), the Notes may be surrendered for conversion at any time from or after the date that is 55 Scheduled Trading Days prior to the anticipated effective date of such transaction (or, if later, the Business Day after the Company gives notice of such transaction) until the Close of Business (x) if such transaction or event is a Fundamental Change, on the Business Day immediately preceding the Fundamental Change Purchase Date, and (y) otherwise, on the 35th Business Day immediately following the effective date for such transaction or event. The Company shall notify the Holders and the Trustee in writing of any such transaction or event:

(A)     as promptly as practicable following the date the Company publicly announces such transaction but, if the Company has knowledge of, and has publicly announced, such transaction at least 60 Scheduled Trading Days prior to the anticipated effective date of such transaction, in no event less than 60 Scheduled Trading Days prior to such anticipated effective date; or

(B)     if the Company does not have knowledge of, or has not publicly announced, such transaction at least 60 Scheduled Trading Days prior to the anticipated effective date of such transaction, within three Business Days of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.

(v)     If the Company calls the Notes for redemption pursuant to Article 10, Holders will have the right to surrender their Notes for conversion at any time prior to the Close of Business on the second Business Day immediately preceding the Redemption Date, even if the Notes are not otherwise convertible at such time, after which time the Holders will no longer have the right to convert their Notes on account of the Company’s delivery of a Redemption Notice, unless the Company defaults in the payment of the Redemption Price.

Section 4.02     Conversion Procedures.

(a)     Each Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the Applicable Procedures.

(b)     To exercise the conversion privilege with respect to a beneficial interest in a Global Note, the Holder must comply with the Applicable Procedures for converting a beneficial interest on a Global note and pay the funds, if any, required by Section 4.02(f) and any taxes or duties if required pursuant to Section 4.02(g), and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary.

To exercise the conversion privilege with respect to any Physical Notes, the Holder of such Physical Notes shall:

(i)     complete and manually sign a conversion notice in the form set forth in the Form of Notice of Conversion (the “Conversion Notice”) or a facsimile of the Conversion Notice, and make the certification as to whether such Holder is a U.S. Citizen or not a U.S. Citizen;

(ii)     deliver the Conversion Notice, which is irrevocable, and the Note to the Conversion Agent;

(iii)     if required, furnish appropriate endorsements and transfer documents;

(iv)     if required, pay all transfer or similar taxes as set forth in Section 4.02(g); and

(v)     if required, make any payment required under Section 4.02(f).

If, upon conversion of a Note, any shares of Common Stock are to be issued to a Person other than the Holder of such Note, the related Conversion Notice shall include such other Person’s name and address and a certification by such other Person as to whether such other Person is a U.S. Citizen or not a U.S. Citizen.

If a Note has been submitted for repurchase pursuant to a Fundamental Change Purchase Notice or a Specified Date Purchase Notice, such Note may not be converted except to the extent such Note has been withdrawn by the Holder and is no longer submitted for repurchase pursuant to a Fundamental Change Purchase Notice or a Specified Date Purchase Notice, as applicable, or unless such Fundamental Change Purchase Notice or Specified Date Purchase Notice, as applicable, is withdrawn in accordance with Section 3.07 hereof prior to the relevant Fundamental Change Expiration Time or Specified Purchase Date Expiration Time, as applicable.

For any Note, the date on which the Holder of such Note satisfies all of the applicable requirements set forth above with respect to such Note shall be the “Conversion Date” with respect to such Note.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion at the Close of Business on the applicable Conversion Date; provided, however, that, except to the extent required by Section 4.05 hereof, the person in whose name any shares of Common Stock shall be issuable upon conversion, if any, shall be treated as a stockholder of record (i) as of the Close of Business on the last VWAP Trading Day of the applicable Observation Period in a Combination Settlement and (ii) as of the Close of Business on the Conversion Date in a Physical Settlement unless Section 4.04 hereof provides otherwise. For the avoidance of doubt, until a Holder is deemed to become the holder of record of shares of Common Stock issuable upon conversion of such Holder’s Notes as contemplated in the immediately preceding sentence and in Section 4.04 hereof, such Holder shall not have any rights as a holder of the Common Stock with respect to the shares of Common Stock issuable upon conversion of such Notes. At the Close of Business on the Conversion Date for a Note, the converting Holder shall no longer be the Holder of such Note.

(c)     Endorsement. Any Notes surrendered for conversion shall, unless shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

(d)     Physical Notes. If any Physical Notes in a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Physical Notes so surrendered, without charge, new Physical Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Physical Notes.

(e)     Global Notes. Upon the conversion of a beneficial interest in Global Notes, the Conversion Agent shall make a notation in its records as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(f)     Interest Due Upon Conversion. If a Holder converts a Note after the Close of Business on a Regular Record Date but prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, such Holder must accompany such Note with an amount of cash equal to the amount of interest that will payable on such Note on the corresponding Interest Payment Date; provided, however, that a Holder need not make such payment (1) if the Conversion Date follows the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Purchase Date, the Specified Purchase Date or a Redemption Date that is after a Regular Record Date and on or prior to the third Business Day immediately following the corresponding Interest Payment Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

(g)     Taxes Due upon Conversion. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the Common Stock upon the conversion, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

Section 4.03     Settlement Upon Conversion.

(a)     Settlement. Subject to this Section 4.03 and Sections 4.04, 4.06 and 4.07 hereof, upon conversion of any Note, the Company shall pay or deliver, as the case may be, to Holders, in full satisfaction of its conversion obligation under Section 4.01 hereof, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount consisting of, at the election of the Company, solely cash (“Cash Settlement”), solely shares of Common Stock (together with cash in lieu of any fractional share of Common Stock pursuant to Section 4.03(b)) (“Physical Settlement”) or a combination of cash and shares of Common Stock (“Combination Settlement”).

(i)     Settlement Election. All conversions occurring on or after February 15, 2030 shall be settled using the same Settlement Method. Prior to February 15, 2030, the Company will use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Trading Days. If the Company elects a Settlement Method (a “Settlement Election”) and a Specified Dollar Amount, if applicable (a “Specified Dollar Amount Election”), the Company shall provide to the Holders so converting through the Trustee a notice of such Settlement Method (each such notice, a “Settlement Election Notice”) or such Specified Dollar Amount (each such notice, a “Specified Dollar Amount Election Notice”), no later than the Close of Business on the Scheduled Trading Day immediately following the related Conversion Date (or, in the case of any conversions occurring on or after February 15, 2030, no later than February 15, 2030). If the Company does not timely elect a Settlement Method, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement, and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000. If the Company elects Combination Settlement but does not timely notify converting Holders of the Specified Dollar Amount per $1,000 principal amount of Notes, such Specified Dollar Amount will be deemed to be $1,000.

(ii)     Settlement Amount. The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A)     if the Company elects Physical Settlement, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of its Notes being converted, a number of shares of Common Stock equal to the applicable Conversion Rate, together with cash in lieu of any fractional shares of Common Stock pursuant to Section 4.03(b);

(B)     if the Company elects Cash Settlement, the Company shall pay to the converting Holder, in respect of each $1,000 principal amount of its Notes being converted, cash in an amount equal to the sum of the Daily Conversion Values for each of the 50 consecutive VWAP Trading Days during the related Observation Period; and

(C)     if the Company elects (or is deemed to have elected) Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of its Notes being converted, an amount of cash and number of shares of Common Stock, if any, equal to the sum of the Daily Settlement Amount for each of the 50 consecutive VWAP Trading Days during the related Observation Period.

(iii)     Delivery Obligation. Unless Section 4.04 hereof provides otherwise, the Company shall pay or deliver, as the case may be, the Settlement Amount due in respect of its conversion obligation under Section 4.03 hereof, (i) on the second Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement; and (ii) on the second Business Day immediately following the last VWAP Trading Day of the related Observation Period, if the Company elects Cash Settlement or Combination Settlement.

(b)     Fractional Shares. Notwithstanding the foregoing, the Company will not issue fractional shares of Common Stock as part of the Settlement Amount due with respect to any converted Note. Instead, if any Settlement Amount includes a fraction of a share of the Common Stock, the Company will, in lieu of delivering such fraction of a share of Common Stock, pay an amount of cash equal to the product of such fraction of a share and (i) in a Physical Settlement, the Daily VWAP on the relevant Conversion Date, or if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day or (ii) in a Cash Settlement or a Combination Settlement, the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period (subject to Section 4.03(c) immediately below).

(c)     Conversion of Multiple Notes by a Single Holder. If a Holder surrenders more than one Note for conversion on a single Conversion Date, the Company will calculate the amount of cash and the number of shares of Common Stock due with respect to such Notes as if such Holder had surrendered for conversion one Note having an aggregate principal amount equal to the sum of the principal amounts of each of the Notes surrendered for conversion by such Holder on such Conversion Date.

(d)     Settlement of Accrued Interest and Deemed Payment of Principal. If a Holder converts a Note, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and the Company’s delivery or payment, as the case may be, of cash, shares of Common Stock or a combination of cash and shares of Common Stock into which a Note is convertible will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding, the Conversion Date; provided, however, that, subject to Section 4.02(f), if a Holder converts a Note after the Close of Business on a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company will still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Note on such Regular Record Date.

As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest with respect to a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the Settlement Amount for any Note includes both cash and shares of the Common Stock, accrued and unpaid interest will be deemed to be paid first out of the amount of cash delivered upon such conversion.

(e)     Notices. Whenever a Conversion Date occurs with respect to a Note, the Conversion Agent will, as promptly as possible, and in no event later than the Business Day immediately following such Conversion Date, deliver to the Company and the Trustee, if it is not then the Conversion Agent, notice that a Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Notes converted on such Conversion Date and the names of the Holders that converted Notes on such Conversion Date.

On the first Business Day immediately following the last VWAP Trading Day of the Observation Period applicable to any Note surrendered for conversion in a Cash Settlement or a Combination Settlement, the Company will deliver a written notice to the Conversion Agent and the Trustee (if not also the Conversion Agent) stating the amount of cash and the number of shares of Common Stock, if any, that the Company is obligated to pay or deliver, as the case may be, to satisfy its conversion obligation with respect to each Note converted on such Conversion Date.

Section 4.04     Jones Act Restrictions on Conversions

In order to facilitate the Company’s compliance with the provisions of the Jones Act related to ownership of Common Stock by non-U.S. Citizens, no Holder who cannot establish to the Company’s reasonable satisfaction that it (or, if not the Holder, the Person that the Holder has designated to receive shares of Common Stock deliverable upon conversion of the Notes) is a U.S. Citizen may receive shares of Common Stock, if any, deliverable upon conversion of the Notes to the extent receipt of such shares would cause such Person or any Person whose ownership position would be aggregated with that of such Person to exceed 4.9% of the outstanding Common Stock. If any delivery of shares of Common Stock owed to a Holder is not made, in whole or in part, as a result of the limitation in the immediately preceding sentence, such Holder's right to receive such delivery shall not be extinguished (it being understood that under no circumstances will the Company be obligated to settle such Holder's Notes through Cash Settlement, other assets or Combination Settlement in lieu of Physical Settlement pending resolution of any Jones Act restrictions on conversion) and the Company shall make such delivery as promptly as practicable after, but in no event later than one Business Day after, such Holder establishes to the Company's reasonable satisfaction that such delivery would not result in such 4.9% limit being exceeded (including, without limitation, as a result of such Holder designating a Person to receive such shares of Common Stock or transferring or assigning the right to receive such shares of Common Stock to a Person, in either case, where such Person is a U.S. Citizen).

In addition, no Holder who cannot establish to the Company’s reasonable satisfaction that it (or, if not the Holder, the Person that the Holder has designated to receive shares of Common Stock, if any, deliverable upon conversion of the Notes) is a U.S. Citizen shall receive any shares of Common Stock deliverable upon conversion of the Notes to the extent such shares would constitute “Excess Shares” (as defined in the Company’s certificate of incorporation as in effect on the date of this Indenture) if they were issued. If any delivery of shares of Common Stock owed to a Holder is not made, in whole or in part, as a result of the limitation in the immediately preceding sentence, such Holder’s right to receive such delivery shall not be extinguished (it being understood that under no circumstances will the Company be obligated to settle such Holder's Notes through Cash Settlement, other assets or Combination Settlement in lieu of Physical Settlement pending resolution of any Jones Act restrictions on conversion) and the Company shall make such delivery as promptly as practicable after the Company determines (which determination the Company shall make reasonably promptly) that such shares of Common Stock would not constitute “Excess Shares” if they were issued (including, without limitation, as a result of such Holder designating a Person to receive such shares of Common Stock or transferring or assigning the right to receive such shares of Common Stock to a Person, in either case, where such Person is a U.S. Citizen).

Notwithstanding anything to the contrary in this Indenture, a Holder (or, if not the Holder, the Person that the Holder has designated to receive the shares of Common Stock issuable upon conversion of the notes) that is not a U.S. Citizen shall not become the record or beneficial owner of any shares of Common Stock issuable upon conversion of such Holder’s Notes the settlement of which is suspended as described in the two immediately preceding paragraphs, until such time as both (i) such Holder establishes to the Company’s reasonable satisfaction that delivery of such shares would not result in such 4.9% limit being exceeded or as such shares would not constitute “Excess Shares” if they were issued (in each case after giving effect to the issuance of the shares of Common Stock deliverable upon conversion of the Notes) and (ii) such shares are issued.

Section 4.05     Adjustment of Conversion Rate. The Conversion Rate will be adjusted as described in this Section 4.05, except that the Company shall not make any adjustment to the Conversion Rate if Holders participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and as a result of holding the Notes, in any of the transactions described below without having to convert their Notes, as if they held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)     If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0 =

the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such effective date, as applicable;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date, as applicable; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this Section 4.05(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 4.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)     If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the date of such issuance, to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.05(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered upon the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, or if such rights, options or warrants are not exercised prior to their expiration, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such issuance had not occurred.

For purposes of this Section 4.05(b) and Section 4.01(b)(iv) hereof, in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at a price per share less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)     If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company (other than an Extraordinary Dividend that the Board of Directors of the Company designates as Contingent Interest payable with respect to the Notes pursuant to Section 2.15) or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(i)     dividends or distributions, rights options or warrants as to which an adjustment was effected pursuant to Section 4.05(a) hereof or Section 4.05(b) hereof;

(ii)     dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 4.05(d) hereof; and

(iii)     Spin-Offs as to which the provisions set forth below in this Section 4.05(c) shall apply;

(any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0 =	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined by the Board of Directors) of Distributed Property with respect to each outstanding share of the Common Stock as of the Open of Business on the Ex-Dividend Date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Notes shall receive, in respect of each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of Capital Stock, evidences of the Company’s indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Capital Stock or other securities that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the record date for the distribution.

Any increase made pursuant to the formula above will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution (including a Spin-Off) is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 4.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to any Subsidiaries of the Company or business units of the Company, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a U.S. national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such Spin-Off;

FMV0 =	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after, but excluding, the effective date of the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

If a Holder converts a Note, Cash Settlement or Combination Settlement is applicable to such Note and the first VWAP Trading Day of the Observation Period applicable to such Note occurs after the first Trading Day of the Valuation Period for a Spin-Off, but on or before the last Trading Day of the Valuation Period for such Spin-Off, the reference in the above definition of “FMV0” to “10” Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed since, and including, the effective date of such Spin-Off but before the first VWAP Trading Day of such Observation Period. If a Holder converts a Note, Cash Settlement or Combination Settlement is applicable to such Note and one or more VWAP Trading Days of the Observation Period for such Note occurs on or after the Ex-Dividend Date for a Spin-Off but on or prior to the first Trading Day of the Valuation Period for such Spin-Off, such Observation Period will be suspended from, and including, the first such VWAP Trading Day to, and including, the first Trading Day of the Valuation Period for such Spin-Off and will resume immediately after the first Trading Day of the Valuation Period for such Spin-Off, with the reference in the above definition of “FMV0” to “10” Trading Days deemed replaced with a reference to “one” Trading Day.

For purposes of the second adjustment formula set forth in this Section 4.05(c), (i) the Last Reported Sale Price of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Last Reported Sale Price of the Common Stock in the definition of “Last Reported Sale Price” set forth in Section 1.01 hereof, (ii) whether a day is a Trading Day (and whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for such Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for the Common Stock, and (iii) whether a day is a Trading Day to be included in a Valuation Period will be determined based on whether a day is a Trading Day for both the Common Stock and such Capital Stock or similar equity interest.

Subject to Section 4.05(g), for the purposes of this Section 4.05(c), rights, options or warrants distributed to all or substantially all holders of the Common Stock entitling them to acquire the Company’s Capital Stock or other securities, (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.05(c) (and no adjustment to the Conversion Rate under this Section 4.05(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.05(c). If any such rights, options or warrants, distributed prior to the Issue Date are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.05(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of Section 4.05(a) hereof, Section 4.05(b) hereof and this Section 4.05(c), if any dividend or distribution to which this Section 4.05(c) applies includes one or both of:

(A)     a dividend or distribution of shares of Common Stock to which Section 4.05(a) hereof also applies (the “Clause A Distribution”); or

(B)     an issuance of rights, options or warrants entitling holders of the Common Stock to subscribe for or purchase shares of the Common Stock to which Section 4.05(b) hereof also applies (the “Clause B Distribution”), then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a distribution to which this Section 4.05(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required to be made under this Section 4.05(c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.05(b) hereof with respect thereto shall then be made, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (B) any shares of Common Stock included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 4.05(b) hereof, and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution, and (B) any shares of Common Stock included in the Clause A Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date” within the meaning of Section 4.05(a) hereof.

(d)     If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, other than an Extraordinary Dividend that the Board of Directors of the Company designates as Contingent Interest payable with respect to the Notes pursuant to Section 2.15, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 - C

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0 =	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share that the Company distributes to holders of the Common Stock.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the record date for such cash dividend or distribution. Such increase shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e)     If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Offer Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the Offer Expiration Date;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on the Offer Expiration Date;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0 =

the number of shares of Common Stock outstanding immediately prior to the expiration time of the tender or exchange offer on the Offer Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =

the number of shares of Common Stock outstanding immediately after the expiration time of the tender or exchange offer on the Offer Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =

the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date (the “Averaging Period”).

If a Holder converts a Note, Cash Settlement or Combination Settlement is applicable to such Note and the first VWAP Trading Day of the Observation Period for such Note occurs after the first Trading Day of the Averaging Period for a tender or exchange offer, but on or before the last Trading Day of the Averaging Period for such tender or exchange offer, the reference in the above definition of “SP1“ to “10” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Averaging Period for such tender or exchange offer to, but excluding, the first VWAP Trading Day of such Observation Period. If a Holder converts a Note, Cash Settlement or Combination Settlement is applicable to such Note and one or more VWAP Trading Days of the Observation Period for such Note occurs on or after the Offer Expiration Date for a tender or exchange offer, but on or prior to the first Trading Day in the Averaging Period for such tender or exchange offer, such Observation Period will be suspended on the first such Trading Day and will resume immediately after the first Trading Day of the Averaging Period for such tender or exchange offer and the reference in the above definition of “SP1“ to “10” shall be deemed replaced with a reference to “one.”

(f)     Special Settlement Provisions. Notwithstanding anything to the contrary herein, if a Holder converts a Note in a Combination Settlement, and the Daily Settlement Amount for any VWAP Trading Day during the Observation Period applicable to such Note:

(i)     is calculated based on a Conversion Rate adjusted on account of any event described in Sections 4.05(a) through (e) hereof; and

(ii)     includes any shares of Common Stock that, but for this provision, would entitle their holder to participate in such event;

then, although the Company will otherwise treat such Holder as the holder of record of such shares of Common Stock on the last VWAP Trading Day of such Observation Period, the Company will not permit such Holder to participate in such event on account of such shares of Common Stock.

In addition, notwithstanding anything to the contrary herein, if a Holder converts a Note and:

(i)     Combination Settlement is applicable to such Note;

(ii)     the record date, effective date or Offer Expiration Date for any event that requires an adjustment to the Conversion Rate under any of Sections 4.05(a) through (e) hereof occurs:

(A)     on or after the first VWAP Trading Day of such Observation Period; and

(B)     on or prior to the last VWAP Trading Day of such Observation Period; and

(iii)     the Daily Settlement Amount for any VWAP Trading Day in such Observation Period that occurs on or prior to such record date, effective date or Offer Expiration Date:

(A)     includes shares of the Common Stock that do not entitle their holder to participate in such event; and

(B)     is calculated based on a Conversion Rate that is not adjusted on account of such event;

then on account of such conversion, the Company will, on such record date, effective date or Offer Expiration Date, treat such Holder, as a result of having converted such Notes, as though it were the record holder of a number of shares of Common Stock equal to the total number of shares of Common Stock that:

(i)     are deliverable as part of the Daily Settlement Amount:

(A)     for a VWAP Trading Day in such Observation Period that occurs on or prior to such record date, effective date or Offer Expiration Date; and

(B)     is calculated based on a Conversion Rate that is not adjusted for such event; and

(ii)     if not for this provision, would not entitle such holder to participate in such event.

(g)     Poison Pill. If a Holder converts a Note, to the extent that the Company has a rights plan in effect, if Physical Settlement applies to such Note, on the Conversion Date applicable to such Note, and if Combination Settlement applies to such Note on any VWAP Trading Day in the Observation Period applicable to such Note , the Holder converting such Note will receive, in addition to any shares of Common Stock otherwise received in connection with such conversion on such Conversion Date or such VWAP Trading Day, as the case may be, the rights under the rights plan, unless prior to such Conversion Date or such VWAP Trading Day, as the case may be, the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock, Distributed Property as described in Section 4.05(c) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(h)     Deferral of Adjustments. Notwithstanding anything to the contrary herein, except (i) on and after the first VWAP Trading Day of any Observation Period with respect to a Note and on or prior to the last VWAP Trading Day of such Observation Period and (ii) on the Conversion Date in a Cash Settlement following a replacement of Common Stock by the Reference Property consisting solely of cash or a Physical Settlement, the Company will not be required to adjust the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (x) the Effective Date for any Make-Whole Fundamental Change or redemption and (y)  in the case of any Note to which Physical Settlement applies, on the Conversion Date, and, in the case of any Note to which Cash Settlement or Combination Settlement applies, the first VWAP Trading Day of the applicable Observation Period. In addition, the Company shall not account for such deferrals when determining whether any of the conditions to conversion have been satisfied or what number of shares of Common Stock a Holder would have held on a given day had it converted its Notes.

(i)     Limitation on Adjustments. Except as stated in this Section 4.05, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities. If, however, the application of the formulas in Sections 4.05(a) through (e) hereof would result in a decrease in the Conversion Rate, then, except to the extent of any readjustment to the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split or share combination).

In addition, notwithstanding anything to the contrary herein, the Conversion Rate will not be adjusted:

(i)     on account of stock repurchases that are not tender offers referred to in Section 4.05(e) hereof, including structured or derivative transactions and open market repurchases of shares of Common Stock, or transactions pursuant to a stock repurchase program approved by the Board of Directors or otherwise;

(ii)     upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(iii)     upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or agreement or employee stock purchase plan of or assumed by the Company or any of its Subsidiaries;

(iv)     upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in Section 4.05(i)(iii) immediately above and outstanding as of the date the Notes were first issued;

(v)     for a change in the par value of the Common Stock; or

(vi)     for accrued and unpaid interest on the Notes, if any.

In addition, the Company will not undertake any transaction that would result in the Company being required, pursuant to this Indenture, to adjust the Conversion Rate such that the Conversion Price per share of Common Stock will be less than the par value of the Common Stock.

(j)     For purposes of this Section 4.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 4.06     Discretionary and Voluntary Adjustments.

(a)     Discretionary Adjustments. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs or any function thereof over a span of multiple days (including during an Observation Period), the Company will make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the effective date, Ex-Dividend Date or Offer Expiration Date of the event occurs, at any time during the period when such Last Reported Sale Prices, the Daily VWAPs or function thereof is to be calculated.

(b)     Voluntary Adjustments. To the extent permitted by applicable law and applicable requirements of The New York Stock Exchange, the Company is permitted to increase the Conversion Rate of the Notes by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. The Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Section 4.07     Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change.

(a)     Increase in the Conversion Rate. If a Make-Whole Fundamental Change occurs with respect to a Note, and a Holder elects to convert such Note in connection with such Make-Whole Fundamental Change, then the Company shall, to the extent provided herein, increase the Conversion Rate applicable to such conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 4.07. A conversion of Notes shall be deemed for these purposes to be “in connection with” (x) a Make-Whole Fundamental Change occurring pursuant to clause (i) of the definition thereof if the relevant Conversion Notice is received by the Conversion Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Close of Business on the Business Day immediately prior to the related Fundamental Change Purchase Date or, if such Make-Whole Fundamental Change is not also a Fundamental Change, the 35th Business Day immediately following the Effective Date for such Make-Whole Fundamental Change; and (y) a Make-Whole Fundamental Change occurring pursuant to clause (ii) of the definition thereof if the relevant Conversion Notice is received by the Conversion Agent during the period from, and including, the date the related Redemption Notice is sent pursuant to Article 10 hereof to, and including, the second Business Day immediately before the related Redemption Date (the relevant period referred to in clause (x) or (y) above, the “Make-Whole Fundamental Change Period”).

(b)     Cash Mergers. Notwithstanding anything to the contrary herein, if the consideration paid to holders of the Common Stock in any Make-Whole Fundamental Change described in clause (2) of the definition of “Fundamental Change” is comprised entirely of cash, then, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the payment and delivery obligations upon the conversion of a Note shall be calculated based solely on the Stock Price for such Make-Whole Fundamental Change and shall be deemed to be an amount equal to the applicable Conversion Rate (including any adjustment as described in this Section 4.07) multiplied by such Stock Price. In such event, the Company’s conversion obligation will be determined and paid to Holders in cash on the second Business Day following the applicable Conversion Date. Otherwise, the Company will settle any conversion of the Notes following the Effective Date for a Make-Whole Fundamental Change in accordance with Section 4.03 hereof (but subject to Section 4.04 and 4.05 hereof).

(c)     Determining the Number of Additional Shares. The number of Additional Shares, if any, by which the Conversion Rate will be increased for a Holder that converts its Notes in connection with a Make-Whole Fundamental Change shall be determined by reference to the table attached as Schedule A hereto, based on the Effective Date of such Make-Whole Fundamental Change and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in the Make-Whole Fundamental Change, as determined under the two immediately following sentences. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of “Fundamental Change,” the Stock Price shall be the cash amount paid per share of Common Stock. For all other Make-Whole Fundamental Changes, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d)     Interpolation and Limits. The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i)     If the Stock Price is between two stock prices in the table or the Effective Date is between two dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower stock prices and the earlier and later dates, as applicable, based on a 365-day year.

(ii)     If the Stock Price is greater than $200.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table in Schedule A hereof), no Additional Shares will be added to the Conversion Rate.

(iii)     If the Stock Price is less than $55.13 per share (subject to adjustments in the same manner as the stock prices set forth in the column headings of the table in Schedule A hereof), no Additional Shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the Conversion Rate be increased on account of a Make-Whole Fundamental Change to exceed 18.1389 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate is required to be adjusted as set forth in Section 4.05 hereof.

(iv)     The stock prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise required to be adjusted. The adjusted stock prices shall equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the stock price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Conversion Rate is required to be adjusted as set forth in Section 4.05.

(e)     Notices. The Company shall notify the Holders of the Effective Date of any Make-Whole Fundamental Change (other than a Make-Whole Fundamental Change occurring pursuant to clause (ii) of the definition thereof) and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

Section 4.08     Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a)     Merger Events. In the case of:

(i)     any recapitalization, reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment was made pursuant to Section 4.05(a) hereof);

(ii)     any consolidation, merger or combination involving the Company;

(iii)     any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(iv)     any binding share exchange;

and, in each case, as a result of which the Common Stock would be converted into, or exchanged for, common stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event,” any such common stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property,” and (i) the amount and kind of Reference Property that a holder of one share of Common Stock is entitled to receive in the applicable Merger Event, or (ii) if as a result of the applicable Merger Event, each share of Common Stock is converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the per share of Common Stock weighted average of the amounts and kinds of Reference Property received by the holders of Common Stock that affirmatively make such an election, a “Unit of Reference Property”) then, at the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes based on a number of shares of the Common Stock equal to the Conversion Rate in effect immediately prior to such Merger Event will, without the consent of the Holders, be changed into a right to convert each $1,000 principal amount of Notes into or based on a number of Units of Reference Property equal to the Conversion Rate in effect immediately prior to such Merger Event, and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that, at and after the effective time of the Merger Event, (x) the Company will continue to have the right to determine the Settlement Method upon conversion of the Notes pursuant to Section 4.03(a)(i) hereof and (y) (i) any amount payable in cash upon conversion of the Notes in accordance with Section 4.03 and 4.07 hereof shall continue to be payable in cash, (ii) the number of shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 4.03 and 4.07 hereof shall instead be deliverable in Units of Reference Property and (iii) the Daily VWAP and the Last Reported Sale Price will, to the extent reasonably possible, be calculated based on the value of a Unit of Reference Property and the definitions of VWAP Trading Day and VWAP Market Disruption Event shall be determined by reference to the components of a Unit of Reference Property.

The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 4.08. Such supplemental indenture described in the immediately preceding paragraph shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article 4 in the judgment of the Board of Directors or the board of directors of the successor person. If, in the case of any such Merger Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a person other than the successor or purchasing person, as the case may be, in such Merger Event, then such indenture shall also be executed by such other person.

(b)     Notice of Supplemental Indentures. The Company shall cause written notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 4.08 shall similarly apply to successive Merger Events.

(c)     Prior Notice. In addition, at least 20 Scheduled Trading Days before any Merger Event, the Company shall give notice to Holders of such Merger Event, or, if the Company has not publicly announced such Merger Event at such time, as promptly as practicable after publicly announcing such Merger Event. In any such notice, the Company shall also specify the composition of the Unit of Reference Property for such Merger Event, or, if the Company has not determined the composition of such Unit of Reference Property at such time, the Company will provide an additional written notice to Holders that states the composition of such Unit of Reference Property as promptly as practicable after determining its composition.

Section 4.09     Certain Covenants.

(a)     Reservation of Shares. To the extent necessary to satisfy its obligations under this Indenture, prior to issuing any shares of Common Stock, the Company will reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

(b)     Certain other Covenants. The Company covenants that all shares of Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder or due to a change in registered owner). The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

(c)     Listing Standards. The Company shall not enter into any transaction, or take any other action, that would require an increase of the Conversion Rate (whether under Sections 4.05(b) through 4.05(e) or Section 4.07) that would result, in the aggregate, in the Notes becoming convertible into a number of shares of Common Stock in excess of any limitations imposed by the continued listing standards of The New York Stock Exchange, without complying, if applicable, with the shareholder approval rules contained in such listing standards.

Section 4.10     Responsibility of Trustee. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Conversion Rate (or any adjustment thereto), to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 4.08 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in Section 4.08 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 11.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 4.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 4.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent promptly after the occurrence of any such event or at such other times as shall be provided for in Section 4.01(b).

Section 4.11     Notice of Adjustment to the Trustee. Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent (if other than the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date as of which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to the Holder of each Note at his or her last address appearing on the Register provided for in Section 2.06 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality, effectiveness or validity of any such adjustment and shall not be an Event of Default under this Indenture.

Section 4.12     Notice to Holders.

(a)     Notice to Holders Prior to Certain Actions. The Company shall deliver written notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to this Indenture, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Holder containing such information. In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(i)     Issuances, Distributions, and Dividends and Distributions. If the Company (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Conversion Rate pursuant to Section 4.04(b) hereof; (B) authorizes any distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.04(c) hereof (including any separation of rights from the Common Stock described in Section 4.04(g) hereof); or (C) announces any dividend or distribution that would require an adjustment in the Conversion Rate pursuant to Section 4.04(d) hereof, then the Company shall deliver to the Holders, as promptly as practicable after the holders of the Common Stock are notified of such event, notice describing such issuance, distribution, dividend or distribution, as the case may be, and stating the expected Ex-Dividend Date and record date for such issuance, distribution, dividend or distribution, as the case may be. In addition, the Company shall deliver to the Holders written notice if the consideration included in such issuance, distribution, dividend or distribution, or the Ex-Dividend Date or record date of such issuance, distribution, dividend or distribution, as the case may be, changes.

(ii)     Tender and Exchange Offers. If the Company announces any tender or exchange offer that could require an adjustment in the Conversion Rate pursuant to Section 4.04(e) hereof, the Company shall deliver to the Holders on the day it announces such tender or exchange offer, and, if the Company is required to file with the Commission a Schedule TO in connection with such tender or exchange offer, an additional written notice (i) when the Company first files such Schedule TO, which notice shall include the address at which such Schedule TO is available on the Commission’s EDGAR system (or any successor thereto), and (ii) whenever the Company files an amendment to such Schedule TO, which notice shall include the address at which such amendment is available on the Commission’s EDGAR system (or any successor thereto).

(iii)     Voluntary Increases. If the Company increases the Conversion Rate pursuant to Section 4.05(b), the Company shall deliver notice to the Holders at least 15 calendar days prior to the date on which such increase will become effective, which notice shall state the date on which such increase will become effective and the amount by which the Conversion Rate will be increased.

(iv)     Dissolutions, Liquidations and Winding-Ups. If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall deliver notice to the Holders at promptly as possible, but in any event at least 60 Scheduled Trading Days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one share of the Common Stock is expected to be entitled, or may elect, to receive in such event. The Company shall deliver an additional written notice to Holders, as promptly as practicable, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one share of the Common Stock is expect to be entitled to receive in such event, changes.

(b)     Notices After Certain Actions and Events. Whenever an adjustment to the Conversion Rate becomes effective pursuant to Sections 4.05, 4.06 or 4.07 hereof, the Company will (i) file with the Trustee an Officer’s Certificate stating that such adjustment has become effective, the Conversion Rate, and the manner in which the adjustment was computed and (ii) deliver written notice to the Holders stating that such adjustment has become effective and the Conversion Rate or conversion privilege as adjusted. Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment.

ARTICLE 5.
COVENANTS

Section 5.01     Payment of Principal, Interest and Fundamental Change Purchase Price and the Specified Date Purchase Price.

The Company covenants and agrees that it will cause to be paid the principal of (including the Fundamental Change Purchase Price, the Specified Date Purchase Price and the Redemption Price), premium, if any, on and accrued and unpaid interest, if any, on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 5.02     Maintenance of Office or Agency.

The Company will maintain in the continental United States an office of the Paying Agent, an office of the Registrar and an office or agency where Notes may be surrendered for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee.

The Company may also from time to time designate as co-registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Registrar, Custodian and Conversion Agent, and its Corporate Trust Office, which shall be in the continental United States, shall be considered as one such office or agency of the Company for each of the aforesaid purposes. The Company or its Affiliates may act as Paying Agent or Registrar.

With respect to any Global Note, the Corporate Trust Office of the Trustee or any Paying Agent shall be the place of payment where such Global Note may be presented or surrendered for payment or conversion or for registration of transfer or exchange, or where successor Notes may be delivered in exchange therefor; provided, however, that any such payment, conversion, presentation, surrender or delivery effected pursuant to the Applicable Procedures for such Global Note shall be deemed to have been effected at the place of payment for such Global Note in accordance with the provisions of this Indenture.

Section 5.03     Provisions as to Paying Agent.

(a)     If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.03:

(i)     that it will hold all sums held by it as such agent for the payment of the principal of, any premium on, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price for, the Specified Date Purchase Price for, and Redemption Price for, the Notes in trust for the benefit of the holders of the Notes;

(ii)     that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal of, any premium on, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price for, the Specified Date Purchase Price or Redemption Price for, the Notes when the same shall be due and payable; and

(iii)     that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, any premium on, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price for, the Specified Date Purchase Price for, and Redemption Price for, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal, premium, accrued and unpaid interest, Fundamental Change Purchase Price, the Specified Date Purchase Price, or Redemption Price, as the case may be, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

(b)     If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, any premium on, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price for, the Specified Date Purchase Price for, or Redemption Price for, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal, any premium, accrued and unpaid interest, if any, Fundamental Change Purchase Price, the Specified Date Purchase Price, or Redemption Price, as the case may be, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, premium on, accrued and unpaid interest on, Fundamental Change Purchase Price for, the Specified Date Purchase Price for, or Redemption Price for, the Notes when the same shall become due and payable.

(c)     Anything in this Section 5.03 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d)     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium on, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price for, the Specified Date Purchase Price for, or Redemption Price for, any Note and remaining unclaimed for two years after such principal, premium, accrued and unpaid interest, Fundamental Change Purchase Price, the Specified Date Purchase Price, or Redemption Price has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that, before the Trustee or such Paying Agent are required to make any such repayment, the Company shall cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 calendar days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 5.04     Reports.

The Company will file with the Trustee, within 15 calendar days after it is required to file the same with the Commission (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act or any other applicable grace period provided by the SEC), copies of the quarterly and annual reports and of the information, documents and other reports, if any, that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Any such report, information or document that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee for the purposes of this Section 5.04 at the time of such filing through the EDGAR system (or such successor thereto); provided, however, that the Trustee shall have no responsibility to determine whether such filings have been made.

Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will, so long as any of the Notes or the shares of Common Stock delivered upon conversion of the Notes will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes or such shares of Common Stock the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or such shares of Common Stock pursuant to Rule 144A under the Securities Act.  The Company will take such further action as any Holder or beneficial owner of such Notes or such shares of Common Stock may reasonably request from time to time to enable such Holder or beneficial owner to sell such Notes or such shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

Section 5.05     Statements as to Defaults. The Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate from its principal executive officer, principal financial officer or principal accounting officer, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided under this Indenture) and, if the Company is in default, specifying all such Default or Event of Defaults and the nature and the status thereof of which they may have knowledge. In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 calendar days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default, its status and the action that the Company proposes to take with respect thereto. Such Officer’s Certificate shall also comply with any additional requirements set forth in Section 5.07 hereof. The Trustee shall not be deemed to have notice of any default or event of default unless a Responsible Officer of the Trustee has actual knowledge thereof.

Section 5.06     Additional Interest Notice. If Additional Interest is payable by the Company pursuant to Section 5.08 hereof or Section 6.04 hereof or if Contingent Interest is payable by the Company pursuant to Section 2.15 hereof, the Company shall deliver to the Trustee an Officer’s Certificate, prior to the Regular Record Date for each applicable Interest Payment Date, to that effect stating (a) the amount of such Additional Interest or Contingent Interest, as the case may be, that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest or Contingent Interest, as the case may be, is payable. If the Company has paid Additional Interest or Contingent Interest, as the case may be, directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment. If the Trustee has not received such Officer’s Certificate, the Trustee shall be fully protected in assuming no Additional Interest or Contingent Interest, as the case may be, is payable.

Section 5.07     Compliance Certificate and Opinions of Counsel.

(a)     Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished; provided that no Opinion of Counsel shall be required to be delivered in connection with the Notes in the aggregate principal amount of $117,782,000 issued on the date hereof and dated as of the date hereof under this Indenture.

(b)     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)     a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)     a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)     a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)     a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

(c)     All applications, requests, certificates, statements or other instruments given under this Indenture shall be without personal recourse to any individual giving the same and may include an express statement to such effect.

Section 5.08     Additional Interest.

(a)     If, at any time during the six-month period beginning on, and including, the date which is six months after the Last Original Issuance Date of any Note (other than the Initial Notes or Additional Notes that are not Restricted Notes), the Company fails to timely file any periodic report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), or any Note (other than the Initial Notes or Additional Notes that are not Restricted Notes) is not otherwise Freely Tradable, including pursuant to Rule 144 under the Securities Act, by Holders other than “affiliates” (within the meaning of Rule 144) of the Company or Holders that were “affiliates” (within the meaning of Rule 144) of the Company during the 90 days immediately preceding the date of the proposed transfer (as a result of restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes), the Company shall pay Additional Interest that will accrue on such Note at the rate of 0.50% per annum of the principal amount of such Note then Outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing or for which the restrictions on transfer are applicable; provided that such period shall end on the date that is one year from such Last Original Issuance Date.

(b)     Notwithstanding the foregoing, no Additional Interest will accrue on any Notes pursuant to Section 5.08(a) for each day on which the Company makes available to Holders of such Notes an effective registration statement under the Securities Act permitting the resale of such Notes and the shares of Common Stock issuable upon conversion thereof. From and after the Company having made available such an effective shelf registration statement for the six-month period described in Section 5.08(a), no further Additional Interest will accrue on such Notes under this Section 5.08(a) for so long as such effective shelf registration statement remains available.

(c)     Further, if, and for so long as, the Restricted Notes Legend has not been removed from the Notes initially issued as Restricted Notes, the Notes initially issued as Restricted Notes are assigned a restricted CUSIP number or any Notes initially issued as Restricted Notes are not otherwise Freely Tradable by Holders other than “affiliates” (within the meaning of Rule 144) of the Company or Holders that were “affiliates” (within the meaning of Rule 144) of the Company during the 90 days immediately preceding the date of the proposed transfer (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the 380th day after the Last Original Issuance Date of such Notes, the Company will pay Additional Interest on the Notes that will accrue on the Notes at the rate of 0.50% per annum of the principal amount of such Notes then Outstanding until such Restricted Notes Legend is removed, such Notes are assigned an unrestricted CUSIP number and such Notes are Freely Tradable.

(d)     In no event shall Additional Interest accruing pursuant to this Section 5.08 (excluding, for the avoidance of doubt, any Contingent Interest that may accrue pursuant to Section 2.15 and, subject to the proviso in the immediately following sentence, any Additional Interest that may accrue pursuant to Sections 6.03(a) and 6.03(c)) accrue at a rate per annum in excess of 0.50%, regardless of the number of events or circumstances giving rise to requirements to pay such Additional Interest. Such Additional Interest that is payable shall be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the applicable Notes and will be separate and distinct from, and in addition to, any Additional Interest that may accrue on such Notes pursuant to Section 6.03; provided that, notwithstanding the foregoing, in no event shall Additional Interest accruing on any Note pursuant to Section 5.08(a) (excluding, for the avoidance of doubt, any Contingent Interest that may accrue pursuant to Section 2.15 and any Additional Interest that may accrue pursuant to Section 5.08(c)), when aggregated with any Additional Interest that may accrue pursuant to Section 6.03, accrue on such Note at a rate per annum in excess of 0.50%, regardless of the number of events or circumstances giving rise to requirements to pay such Additional Interest pursuant to Section 5.08(a) and/or pursuant to Sections 6.03(a) and 6.03(c).

Section 5.09     Corporate Existence. Subject to Article 9, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if, in the judgment of the Company, the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 5.10     Restriction on Resales. The Company shall not, and shall procure that no Affiliate of the Company shall, resell any of the Notes that have been reacquired by the Company or any of such Affiliate.

Section 5.11     Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.12     Par Value Limitation. The Company shall not take any action that, after giving effect to any adjustment pursuant to Article 4, would result in the issuance of shares of Common Stock for less than the par value of such shares of Common Stock.

Section 5.13     Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee

(a)     semi-annually, not later than the 15th day after each Regular Record Date, a list, in such form as the Trustee may reasonably require, containing all the information in the possession or control of the Company, or any of its Paying Agents other than the Trustee, of the names and addresses of the Holders, as of such preceding Regular Record Date, and

(b)     at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

ARTICLE 6.
REMEDIES

Section 6.01     Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)     default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 calendar days;

(b)     default in the payment of the principal of or any premium, if any, on any Note (including the Fundamental Change Purchase Price, the Specified Date Purchase Price and the Redemption Price) when due and payable on the Maturity Date, upon required repurchase, upon any redemption, upon declaration of acceleration or otherwise;

(c)     failure by the Company to comply with its obligations under Article 4 hereof to convert the Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, upon exercise of a Holder’s conversion right and such failure continues for a period of five (5) calendar days;

(d)     failure by the Company to comply with its obligations under Article 9 hereof;

(e)     failure by the Company to issue a notice in accordance with the provisions of Section 3.02 hereof, Section 3.04 hereof, Section 4.01(b)(iii) hereof, or Section 4.01(b)(iv) hereof, in each case, for a period of five (5) calendar days after any such notice becomes due;

(f)     failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding (a copy of which notice, if given by Holders, must also to be given to the Trustee) has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 6.01 specifically provided for or that is not applicable to the Notes), which notice shall state that it is a “Notice of Default” hereunder;

(g)     default by the Company or any of its Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any indebtedness for money borrowed in excess of $45,000,000 (or its foreign currency equivalent at the time) in the aggregate of the Company and/or any of the Subsidiaries of the Company, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable at its stated maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise; provided that no Event of Default will be deemed to occur under this clause (g) with respect to any such acceleration or any such failure to pay principal if such indebtedness is fully paid or otherwise fully acquired or retired within ten (10) calendar days after such acceleration or failure to pay principal;

(h)     the Company or any Significant Subsidiary of the Company shall commence a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of the Company’s or such Significant Subsidiary of the Company’s property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(i)     an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty consecutive days.

Section 6.02     Acceleration; Rescission and Annulment.

(a)     If an Event of Default (other than an Event of Default specified in Section 6.01(h) hereof or Section 6.01(i) hereof with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Notes then Outstanding by written notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes then Outstanding to be due and payable immediately. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company occurs and is continuing, 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on all Notes shall automatically become due and payable.

(b)     Notwithstanding anything to the contrary herein, the provisions of Section 6.02(a), however, are subject to the conditions that if, at any time after the principal of, and accrued and unpaid interest, if any, on, the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained as herein; provided that:

(i)     the Company pays or delivers, as the case may be, or deposits with the Trustee an amount of cash and the number of shares of Common Stock, if any (solely to settle outstanding conversions), sufficient to pay all matured installments of interest upon all the Notes, all cash and shares of Common Stock, if any, due upon the conversion of any and all converted Notes, and the principal of and accrued and unpaid interest, if any, on all Notes which shall have become due otherwise than by acceleration (with interest on such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the rate or rates, if any, specified in the Notes to the date of such payment or deposit), and such amount as shall be sufficient to cover all amounts owing under this Indenture to the Trustee and its agents and counsel;

(ii)     rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(iii)     any and all Events of Default under this Indenture, other than the non-payment of the principal of the Notes that became due because of the acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, the Holders of a majority of the aggregate principal amount of Notes then Outstanding, by written notice to the Company and to the Trustee, may waive all Defaults and Events of Default with respect to the Notes (other than a Default or an Event of Default resulting from the failure to pay the Fundamental Change Purchase Price, the Specified Date Purchase Price or the Redemption Price of a Note, to pay or deliver, as the case may be, the amount of cash, the number of shares of Common Stock or combination of cash and shares of Common Stock, if any, as the case may be, due upon conversion of a Note, or with respect to another covenant or provision of this Indenture that cannot be modified or amended without the consent of each affected Holder) and may rescind and annul the declaration of acceleration resulting from such Defaults or Events of Default (other than those resulting from the failure to pay the Fundamental Change Purchase Price, the Specified Date Purchase Price or the Redemption Price of a Note, to pay or deliver, as the case may be, the amount of cash, the number of shares of Common Stock or the combination of cash and shares of Common Stock, if any, as the case may be, due upon conversion of a Note, or with respect to another covenant or provision of this Indenture that cannot be modified or amended without the consent of each affected Holder) and their consequences; provided that no such rescission or annulment will extent to or will affect any subsequent Default or shall impair any right consequent on such Default.

Section 6.03     Additional Interest.

(a)     Notwithstanding Section 6.02 hereof, to the extent the Company elects, the sole remedy for an Event of Default under Section 6.01(f) relating to the Company’s failure to comply with Section 5.04 hereof (such Event of Default, a “Reporting Event of Default”), will consist exclusively of the right to receive additional interest on the Notes (“Additional Interest”) at a rate per annum equal to 0.50% of the principal amount of the Notes then Outstanding for each day during the 180 days after the occurrence of such Reporting Event of Default, payable semiannually in arrears at the same time and in the same manner as regular interest on the Notes for each day during the 180-day period beginning on, and including, the day on which such Reporting Event of Default occurs during which such Reporting Event of Default is continuing (and has neither been waived nor cured).

(b)     On the 181st day after the date on which the Reporting Event of Default occurred (if such Reporting Event of Default has not been cured or waived prior to such 181st day), the Notes will be subject to acceleration as provided in Section 6.02(a) hereof and Additional Interest will cease to accrue pursuant to this Section 6.03.

(c)     In order to elect to pay the Additional Interest as the sole remedy during the first 180 days after the occurrence of a Reporting Event of Default, the Company must notify all Holders of Notes, the Trustee and the Paying Agent in writing of such election prior to the beginning of such 180-day period. Upon the Company’s failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.03 hereof. In the event the Company does not elect to pay Additional Interest following a Reporting Event of Default or the Company elected to pay Additional Interest but does not pay the Additional Interest when due, the Notes will be subject to acceleration as provided in Section 6.02 hereof. Nothing in this Section 6.03 shall affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default.

(d)     In no event shall Additional Interest accruing pursuant to Sections 6.03(a) and 6.03(c) (excluding, for the avoidance of doubt, any Contingent Interest that may accrue pursuant to Section 2.15 and, subject to the proviso in the immediately following sentence, any Additional Interest that may accrue pursuant to Section 5.08) accrue at a rate per annum in excess of 0.50%, regardless of the number of events or circumstances giving rise to requirements to pay such Additional Interest pursuant to Sections 6.03(a) and 6.03(c). Such Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes and will be separate and distinct from, and in addition to, any Additional Interest that may accrue pursuant to Section 5.08; provided that, notwithstanding the foregoing, in no event shall Additional Interest accruing pursuant to Sections 6.03(a) and 6.03(c) (excluding, for the avoidance of doubt, any Contingent Interest that may accrue pursuant to Section 2.15 and any Additional Interest that may accrue pursuant to Section 5.08(c)), when aggregated with any Additional Interest that may accrue pursuant to Section 5.08(a), accrue at a rate per annum in excess of 0.50%, regardless of the number of events or circumstances giving rise to requirements to pay such Additional Interest pursuant to Section 5.08(a) and/or pursuant to Sections 6.03(a) and 6.03(c).

Section 6.04     Waiver of Past Defaults. The Holders of a majority in principal amount of the Notes then Outstanding may waive all past defaults (except with respect to nonpayment of the principal of, premium, if any, or interest on, or Fundamental Change Purchase Price, Specified Date Purchase Price or Redemption Price with respect to, any Notes when due, or the failure to pay or deliver as the case may be, the amount of cash, the number of shares of Common Stock or combination of cash and shares of Common Stock, if any, as the case may be, due upon conversion of a Note) and rescind any such acceleration with respect to the Notes and its consequences if (x) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing Events of Default, other than the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.05     Control by Majority. At any time, the Holders of a majority of the aggregate principal amount of the then Outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to the Trustee’s duties under Article 11 hereof and the Trust Indenture Act, that the Trustee determines to be unduly prejudicial to the rights of a Holder or to the Trustee, or that would potentially involve the Trustee in personal liability unless the Trustee is offered indemnity or security satisfactory to it against any loss, liability or expense to the Trustee that may result from the Trustee’s instituting such proceeding as the Trustee. Prior to taking any action hereunder, the Trustee will be entitled to indemnification and security satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 6.06     Limitation on Suits. Subject to Section 6.07 hereof, no Holder may pursue a remedy with respect to this Indenture or the Notes unless:

(a)     such Holder has previously delivered to the Trustee written notice that an Event of Default has occurred and is continuing;

(b)     the Holders of at least 25% of the aggregate principal amount of the then Outstanding Notes deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default;

(c)     such Holder or Holders have offered and, if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or other expense of compliance with such written request;

(d)     the Trustee has not complied with such written request within 60 days after receipt of such written request and offer of indemnity or security; and

(e)     during such 60-day period, the Holders of a majority of the aggregate principal amount of the then Outstanding Notes did not deliver to the Trustee a direction inconsistent with such written request.

Section 6.07     Rights of Holders to Receive Payment and to Convert. Notwithstanding anything to the contrary elsewhere in this Indenture, the right, which is absolute and unconditional, of any Holder to receive payment of the principal of, premium, if any, interest on, Fundamental Change Purchase Price for, the Specified Date Purchase Price for, or Redemption Price for its Notes, on or after the respective due date, and to convert its Notes and receive the payment or delivery of cash, shares of Common Stock or combination of cash and shares of Common Stock, if any, as the case may be, due with respect to such Notes in accordance with Article 4 hereof, or to bring suit for the enforcement of any such payment or conversion rights, will not be impaired or affected without the consent of such Holder and will not be subject to the requirements of Section 6.06 hereof.

Section 6.08     Collection of Indebtedness; Suit for Enforcement by Trustee. If an Event of Default specified in Section 6.01(a), 6.01(b) or 6.01(c) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium on, interest on, Fundamental Change Purchase Price for, the Specified Date Purchase Price for, Redemption Price for, and the amount of cash, the number of shares of Common Stock or the combination of cash and shares of Common Stock, if any, as the case may be, due upon the conversion of, the Notes, as the case may be, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 11.07 hereof.

Section 6.09     Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the compensation, and reasonable expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.10     Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.07 hereof out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.11     Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12     Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.09 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.13     Delay or Omission Not a Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 6.14     Priorities. If the Trustee collects any money pursuant to this Article 6, it will pay out the money in the following order:

FIRST: to the Trustee, its agents and attorneys for amounts due under Section 11.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, premium on, accrued and unpaid interest on, Fundamental Change Purchase Price for, the Specified Date Purchase Price for, Redemption Price for, and any cash due upon conversion of, any Note, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and

THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.14. If the Trustee so fixes a record date and a payment date, at least 15 calendar days prior to such record date, the Trustee will deliver to each Holder a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 6.15     Undertaking for Costs. All parties to this Indenture agree, and each Holder, by such Holder’s acceptance of a Note, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, any premium on, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price for, the Specified Date Purchase Price for, or Redemption Price for any Note on or after the due date expressed or provided for in this Indenture or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 4 hereof.

Section 6.16     Waiver of Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

Section 6.17     Notices from the Trustee. Whenever a Default occurs and is continuing and is known to the Trustee, the Trustee must deliver notice of such Default to each Holder within 90 calendar days after the date on which such Default first occurred. Except in the case of a Default in the payment of the principal (including the Fundamental Change Purchase Price, the Specified Date Purchase Price and the Redemption Price) of, premium, if any, or interest on any Note or of a Default in the payment or delivery, as the case may be, of the amount of cash, the number of shares of Common Stock or the combination of cash and shares of Common Stock, if any, as the case may be, due upon conversion of a Note, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

ARTICLE 7.
SATISFACTION AND DISCHARGE

Section 7.01     Discharge of Liability on Notes. When (a) the Company shall deliver to the Registrar for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on any Fundamental Change Purchase Date, Specified Purchase Date, Redemption Date, upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash, a number of shares of Common Stock, or a combination of cash and shares of Common Stock, if any, as the case may be (solely to settle amounts due with respect to outstanding conversions), sufficient to pay all amounts due on all of such Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Notes are due and payable solely in cash at the Maturity Date or upon an earlier Fundamental Change Purchase Date, the Specified Purchase Date or a Redemption Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

Section 7.02     Deposited Monies to Be Held in Trust by Trustee. Subject to Section 7.04 hereof, all monies and shares of Common Stock, as the case may be, deposited with the Trustee pursuant to Section 7.01 hereof shall be held in trust for the sole benefit of the Holders of the Notes, and such monies and shares of Common Stock shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment, settlement or redemption of which such monies or shares of Common Stock, or both, as the case may be, have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any.

Section 7.03     Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies and shares of Common Stock, as the case may be, then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and shares of Common Stock, or both, as the case may be.

Section 7.04     Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies and shares of Common Stock deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Notes and not applied but remaining unclaimed by the Holders of the Notes for two (2) years after the date upon which the principal of or interest, if any, on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on written demand, and all liability of the Trustee shall thereupon cease with respect to such monies and shares of Common Stock; and the Holder shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another person.

Section 7.05     Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or shares of Common Stock, or both, as the case may be, in accordance with Section 7.02 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 hereof until such time as the Trustee or the Paying Agent is permitted to apply all such money and shares of Common Stock in accordance with Section 7.02 hereof; provided, however, that, if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or shares of Common Stock, if any, held by the Trustee or Paying Agent.

ARTICLE 8.
SUPPLEMENTAL INDENTURES

Section 8.01     Supplemental Indentures Without Consent of Holders.

Without the consent of any Holder, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)     to cure any ambiguity, omission, defect or inconsistency in this Indenture or the Notes that does not adversely affect Holders of the Notes;

(b)     [Reserved];

(c)     to evidence the succession by a Successor Company and to provide for the assumption by a Successor Company of the Company’s obligations under this Indenture;

(d)     to add guarantees with respect to the Notes;

(e)     to secure the Notes;

(f)     to add to the Company’s covenants such further covenants, restrictions or conditions for the benefit of the Holders or surrender any right or power conferred upon the Company by this Indenture;

(g)     to make any other change that does not adversely affect the rights of any Holder (other than any Holder that consents to such change);

(h)     to provide for a successor Trustee;

(i)     to comply with the Applicable Procedures; or

(j)     to irrevocably elect a Settlement Method or eliminate, in the aggregate, any one or two Settlement Methods or, in the case of Combination Settlement, irrevocably elect a Specified Dollar Amount.

Section 8.02     Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes affected by such supplemental indenture (including, without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Notes) and by Act of said Holders delivered to the Company and the Trustee, the Company, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a)     reduce the percentage in aggregate principal amount of Notes then Outstanding necessary to waive any past Default or Event of Default;

(b)     reduce the rate of interest on any Note or change the time for payment of interest on any Note;

(c)     reduce the principal of or premium, if any, on any Note or change the Maturity Date of any Note;

(d)     change the place or currency of payment on any Note;

(e)     make any change that impairs or adversely affects the conversion rights of any Notes;

(f)     reduce the Fundamental Change Purchase Price or the Specified Date Purchase Price of any Note or amend or modify in any manner adverse to the rights of the Holders of the Notes the Company’s obligation to pay the Fundamental Change Purchase Price or the Specified Date Purchase Price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(g)     impair the right of any Holder of Notes to receive payment of principal of, premium, if any, and interest, if any, on, its Notes, or the right to receive payment or delivery, as the case may be, of the amount of cash, the number of shares of Common Stock or the combination of cash and shares of Common Stock, if any, as the case may be, due upon conversion of its Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such Holder’s Notes;

(h)     modify the provisions with respect to the Company’s redemption rights as described under Article 10 hereof in a manner that is adverse to the rights of the Holders of the Notes (other than the date by which a Redemption Notice must be given);

(i)     modify the ranking provisions of this Indenture in a manner that is adverse to the rights of the Holders of the Notes;

(j)     modify the provisions with respect to the obligation of the Company to pay Contingent Interest in a manner adverse to Holders of the Notes; or

(k)     make any change to the provisions of this Article 8 that requires each Holder’s consent or in the waiver provisions in Section 6.04 of this Indenture if such change is adverse to the rights of Holders of the Notes.

It shall not be necessary for any Act or consent of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 calendar days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Section 8.03     Notice of Amendment or Supplement. After an amendment or supplement under this Article 8 becomes effective, the Company shall provide to the Holders a written notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

Section 8.04     Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment or supplement authorized pursuant to this Article 8 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall receive, and, shall be fully protected in conclusively relying upon, an Officer’s Certificate and an Opinion of Counsel provided at the expense of the Company providing that such amendment or supplement is authorized or permitted by this Indenture and such amendment or supplement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

ARTICLE 9.
SUCCESSOR COMPANY

Section 9.01     Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 9.03, the Company shall not amalgamate or consolidate with, merge with or into or convey, transfer or lease its properties and assets substantially as an entirety to another Person, unless:

(a)     the resulting, surviving transferee or successor Person (the “Successor Company”), if not the Company, shall be (and, if the Company will remain a party to the Notes and this Indenture after giving effect to such transaction and the requirements in respect thereof under this Indenture, is) a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture as applicable to the Notes;

(b)     immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture with respect to the Notes;

(c)     if, upon the occurrence of any such transaction, (x) the Notes would become convertible pursuant to the terms of this Indenture into securities issued by an issuer other than the resulting, surviving, transferee or successor corporation, and (y) such resulting, surviving, transferee or successor corporation is a wholly owned subsidiary of the issuer of such securities into which the Notes have become convertible, such other issuer shall fully and unconditionally guarantee on a senior basis the resulting, surviving, transferee or successor corporation’s obligations under the Notes; and

(d)      all the conditions specified in this Article 9 are met.

Upon any such amalgamation, consolidation, merger, conveyance, transfer or lease, the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of the Company under this Indenture, and the Company shall be discharged from its obligations under the Notes and this Indenture except in the case of any such lease.

For purposes of this Section 9.01, the conveyance, transfer or lease of the properties and assets of one or more Subsidiaries of the Company substantially as an entirety to another Person, which properties and assets, if held by the Company instead of such Subsidiary or Subsidiaries, would constitute the properties and assets of the Company substantially as an entirety on a consolidated basis, shall be deemed to be the transfer of the properties and assets of the Company substantially as an entirety to another Person.

Section 9.02     Successor Corporation to Be Substituted. In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Company (if other than the Company), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium (including any Fundamental Change Purchase Price, Specified Date Purchase Price and Redemption Price), if any, accrued and unpaid interest, if any, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any Settlement Amount due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company under this Indenture, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if it had been named herein as the party of the first part; provided, however, that, in the case of a conveyance, transfer or lease to one or more of its Subsidiaries of all or substantially all of the properties and assets of the Company, the Notes will remain convertible based on the Common Stock and into cash, shares of Common Stock, or a combination of cash and shares of Common Stock, if any, as the case may be, in accordance with Section 4.03 hereof, but subject to adjustment (if any) in accordance with Section 4.07 hereof. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such amalgamation, consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 9 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 9.03     Opinion of Counsel to Be Given to Trustee . In the case of any such amalgamation, merger, consolidation, conveyance, transfer or lease the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel stating that any such amalgamation, consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Indenture.

ARTICLE 10.
OPTIONAL REDEMPTION

Section 10.01     Redemption Rights.

The Company shall not redeem the Notes prior to May 15, 2022, and no sinking fund is provided for the Notes.

(a)     On or after May 15, 2022, the Company may at any time or from time to time redeem any or all of the Notes (except for the Notes that the Company is required to purchase under Section 3.01 or 3.03, as the case may be); provided, however, that the Company will not have the right to redeem the Notes on any Redemption Date occurring before May 15, 2025 unless the Last Reported Sale Price per share of Common Stock exceeds 130% of the Conversion Price on each of at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Days ending on, and including, the Trading Day immediately before the date the Redemption Notice for such Redemption is sent pursuant to this Article 10. For the avoidance of doubt, the calling of any Notes for redemption on a Redemption Date occurring before (but not after) May 15, 2025 will constitute a Make-Whole Fundamental Change pursuant to clause (ii) of the definition thereof.

(b)     The Company may elect to redeem any or all of the Notes pursuant to this Section 10.01 by providing a Redemption Notice pursuant to Section 10.03 hereof, not more than 60 calendar days but not less than 30 calendar days prior to the Redemption Date. Simultaneously with providing such Redemption Notice, the Company shall publish a press release and publish such information on the Company’s website. The Company shall provide written notice to the Trustee 35 calendar days prior to the Redemption Date or such shorter period agreed to by the Trustee.

Section 10.02     Redemption Price. The “Redemption Price” for the Notes to be redeemed on any Redemption Date shall be an amount equal to 100% of the principal amount of the Notes being redeemed, plus any accrued and unpaid interest, to, but excluding, the Redemption Date. If the Redemption Date falls after a Regular Record Date for the payment of interest and on or prior to the corresponding Interest Payment Date, the Company shall pay the full amount of accrued and unpaid interest, if any, payable on such Interest Payment Date to the holder of record as of the Close of Business on such Regular Record Date and the Redemption Price shall be an amount equal to 100% of the principal amount of the Notes being redeemed.

Section 10.03     Redemption Notice. Notice of redemption (a “Redemption Notice”) shall be given by first-class mail, postage prepaid, to each Holder of Notes to be redeemed at their addresses set forth in the Register.

(a)     The Redemption Notice shall state:

(i)     the date on which the Redemption Price will become due and payable upon each such Note (the “Redemption Date”) (which must be a Business Day);

(ii)     the Redemption Price;

(iii)     that on the Redemption Date, the Redemption Price will become due and payable upon each such Note, and that interest thereon, if any, shall cease to accrue on and after said date;

(iv)     the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)     that Holders have a right to convert the Notes called for redemption upon satisfaction of the requirements set forth in this Indenture;

(vi)     the time at which the Holders’ right to convert the Notes called for redemption will expire, which will be the Close of Business on the second Business Day immediately preceding the Redemption Date;

(vii)     the procedures a converting Holder must follow to convert its Notes;

(viii)     the Conversion Rate and, if applicable, the number of Additional Shares under Section 4.07 hereof; and

(ix)     the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.

(b)     A Redemption Notice shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company; provided that the Company shall have delivered to the Trustee, at least five (5) Business Days before the Redemption Notice is required to be mailed (or such shorter period agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the complete form of such notice and the information to be stated in such notice.

(c)     A Redemption Notice shall be irrevocable.

(d)     A Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not a Holder receives such notice. In any case, a failure to give such Redemption Notice by mail or any defect in the Redemption Notice to the Holder of any Notes shall not affect the validity of the proceedings for the redemption of any other Notes.

Section 10.04     Payment of Notes Called for Redemption.

(a)     If any Redemption Notice has been given in respect of the Notes in accordance with Section 10.03 hereof, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price. Any Notes redeemed by the Company shall be paid in cash.

(b)     Prior to 10:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 5.03 hereof, an amount of cash (in immediately available funds if deposited on the Redemption Date) sufficient to pay the Redemption Price for all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made promptly after the later of:

(i)     the Redemption Date for such Notes; and

(ii)     the time of presentation of such Notes to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 10.04.

The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

(c)     Any cash amounts due upon redemption in respect of the Notes presented for redemption shall be paid by the Company to such Holder, or such Holder’s nominee or nominees.

Section 10.05     Redemption in Part.

(a)     If less than all of the Outstanding Notes are to be redeemed, the Trustee will select the Notes to be redeemed in principal amounts of $1,000 or multiples of $1,000, by lot or by another method the Trustee considers reasonable, fair and appropriate in accordance with the Applicable Procedures. If a portion of the Notes is selected for redemption and the Holder of such Notes converts a portion of its Notes, the converted portion shall be deemed to be of the portion selected for redemption, to the extent that the converted portion does not exceed the portion selected for redemption. The Trustee shall not be liable for Notes selected for redemption by it pursuant to this Section 10.05(a).

(b)     In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Notes during a period beginning at the Open of Business 15 calendar days before the mailing of a Redemption Notice and ending at the Close of Business on the earliest date on which the relevant Redemption Notice is deemed to have been given to all Holders of Notes to be redeemed or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

Section 10.06     Restrictions on Redemption. The Company may not redeem the Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the applicable Redemption Price with respect to such Notes).

ARTICLE 11.
THE TRUSTEE

Section 11.01     Duties and Responsibilities of Trustee.

(a)     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care in their exercise, as a prudent person would use in the conduct of his or her own affairs.

(b)     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)     prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(A)     the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and applicable law, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(B)     in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(ii)     the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

(iii)     the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding determined as provided in Section 1.03 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(iv)     whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(v)     the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Registrar with respect to the Notes; and

(vi)     if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 11.02     Notice of Defaults. The Trustee shall give the Holders notice of any Default of which a Responsible Officer of the Trustee has knowledge or is deemed to have notice under Section 11.03(a) within 90 days after the occurrence thereof so long as such Default is continuing; provided that (except in the case of any Default in the payment of principal amount of, or interest on, or any Fundamental Change Purchase Price, Specified Date Purchase Price or Redemption Price for, any of the Notes, or a default in the delivery of the consideration due upon conversion), the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders of Notes.

Section 11.03     Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 11.01:

(a)     the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)     any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a Board Resolution;

(c)     the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)     the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture (including upon the occurrence and during the continuance of an Event of Default), unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, expenses and liabilities which may be incurred therein or thereby;

(e)     the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney (at the reasonable expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation);

(f)     the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g)     the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h)     in no event shall the Trustee be responsible or liable for special, indirect, consequential or punitive loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i)     the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(j)     the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k)     the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder; and

(l)     the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 11.04     No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 11.05     Trustee, Paying Agents, Exchange Agents or Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Paying Agent, Conversion Agent or Registrar.

Section 11.06     Monies to be Held in Trust. Subject to the provisions of Section 7.06, all monies and properties received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

Section 11.07     Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or willful misconduct.

The Company also covenants to indemnify the Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, claim or expense incurred without negligence or willful misconduct on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, a Holder or any other Person) of liability in the premises or in connection with enforcing the provisions of this Section 11.07. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have one firm of separate counsel except in the event local counsel shall be required and the Company shall pay the reasonable fees and expenses of such counsel and local counsel, as applicable. The Company need not pay for any settlement made without its consent.

The obligations of the Company under this Section 11.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Notes. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) and 6.01(i) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 11.08     Officer’s Certificate as Evidence. Except as otherwise provided in Section 11.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee.

Section 11.09     Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, this Indenture.

Section 11.10     Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 11.11     Resignation or Removal of Trustee.

(a)     The Trustee may at any time resign by giving written notice of such resignation to the Company and to the Holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by an Authorized Officer, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment thirty (30) days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Holders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 6.15, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)     In case at any time any of the following shall occur:

(i)     the Trustee shall fail to comply with Section 11.09 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months; or

(ii)     the Trustee shall cease to be eligible in accordance with the provisions of Section 11.10 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)     the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by an Authorized Officer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.15, any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided, however, that, if no successor Trustee shall have been appointed and have accepted appointment thirty (30) days after either the Company or the Holders has removed the Trustee, the Trustee so removed may petition, at the Company’s expense, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)     The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Holder, or if such Trustee so removed or any Holder fails to act, the Company, upon the terms and conditions and otherwise as in Section 11.11(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 11.12.

Section 11.12     Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 11.11 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 11.07, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 11.07.

No successor trustee shall accept appointment as provided in this Section 11.12 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 11.09 and be eligible under the provisions of Section 11.10.

Upon acceptance of appointment by a successor trustee as provided in this Section 11.12, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders of Notes at their addresses as they shall appear on the Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 11.13     Succession by Merger, Etc. Any corporation into which the Trustee may be merged or exchanged or with which it may be consolidated, or any corporation resulting from any merger, exchange or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that, in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 11.09 and eligible under the provisions of Section 11.10.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, exchange or consolidation.

Section 11.14     Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

Section 11.15     Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE 12.
MISCELLANEOUS

Section 12.01     Effect on Successors and Assigns. All agreements of the Company, the Trustee, the Registrar, the Paying Agent, the Bid Solicitation Agent and the Conversion Agent in this Indenture and the Notes will bind their respective successors.

Section 12.02     Governing Law. This Indenture and the Notes, and any claim, controversy or dispute arising under or related to this Indenture or the Notes, will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflicts of laws principles thereof.

Section 12.03     No Note Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 12.04     Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 12.05     Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Registrar or their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.06     Calculations. Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under this Indenture and the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices and Daily VWAPs of the Common Stock, accrued interest payable on the Notes and the Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on Holders. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The trustee shall forward the Company’s calculations to any Holders upon the written request of that Holder.

Whenever the Company is required to calculate or make adjustments to the Conversion Rate, the Company will do so to the 1/10,000th of a share of Common Stock, rounding any additional decimal places up or down in a commercially reasonable manner.

Section 12.07     Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 12.08     Notices, Etc. to Trustee and Company. Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a)     the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (including facsimile or electronically in PDF format) to or with the Trustee at its Corporate Trust Office;

(b)     the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid (and, in the case of securities held in book-entry form, by electronic transmission), to the Company addressed to it at the address of its principal office at 2200 Eller Drive, P.O. Box 13038, Fort Lauderdale, Florida 33316 or at any other address furnished in writing to the Trustee by the Company prior to such mailing or electronically in PDF format;

(c)     the Company or the Trustee, by notice given to the other in the manner provided in this Section 12.08, may designate additional or different addresses for subsequent notices or communications; and

(d)     whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee, the Paying Agent, the Registrar and the Conversion Agent. Each notice to the Trustee, the Paying Agent, the Registrar and the Conversion Agent shall be sufficiently given if in writing and mailed, first-class postage prepaid to the address most recently sent by the Trustee, the Paying Agent, the Registrar or the Conversion Agent, as the case may be, to the Company.

Section 12.09     No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Notes, this Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.10     Tax Withholding. Nothing herein shall preclude any tax withholding required by law or regulation. In addition, if the Company or other applicable withholding agent pays withholding taxes on behalf of a Holder or beneficial owner of a Note as a result of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, set off such payments against payments of cash and shares of Common Stock on the Note.

Section 12.11     Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.12     U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 12.13     Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

SEACOR Holdings Inc.

By:	/s/ William C. Long
Name:	William C. Long
Title:	Executive Vice President & Chief Legal Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Name:	Stefan Victory
Title:	Vice President

[Signature Page to Indenture]

SCHEDULE A

The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased pursuant to Section 4.07 based on the Stock Price and the Effective Date set forth below.

	Stock Price
Effective Date	$55.13	$60.00	$70.00	$75.80	$80.00	$98.54	$125.00	$150.00	$175.00	$200.00
May 15, 2018	4.9469	4.3180	3.3721	2.9710	2.7284	1.9765	1.3896	1.0717	0.8635	0.7161
May 15, 2019	4.9469	4.1570	3.1807	2.7735	2.5299	1.7908	1.2367	0.9468	0.7610	0.6310
May 15, 2020	4.9469	4.0107	2.9874	2.5690	2.3220	1.5930	1.0743	0.8154	0.6539	0.5424
May 15, 2021	4.9469	3.8613	2.7730	2.3388	2.0866	1.3693	0.8946	0.6725	0.5384	0.4473
May 15, 2022	4.9469	3.6995	2.5203	2.0642	1.8055	1.1073	0.6930	0.5164	0.4141	0.3451
May 15, 2023	4.9469	3.5257	2.2076	1.7197	1.4529	0.7931	0.4687	0.3491	0.2822	0.2367
May 15, 2024	4.9469	3.5002	1.7811	1.2375	0.9626	0.4079	0.2296	0.1759	0.1447	0.1223
May 15, 2025	4.9469	3.4747	1.0937	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

SA-1

EXHIBIT A

[FORM OF FACE OF SECURITY]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

THIS NOTE IS A CONTINGENT PAYMENT DEBT INSTRUMENT AND HAS BEEN ISSUED WITH ‘‘ORIGINAL ISSUE DISCOUNT’’ (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: SEACOR HOLDINGS INC. ATTN: CHIEF FINANCIAL OFFICER, 2200 ELLER DRIVE, P.O. BOX 13038, FORT LAUDERDALE, FLORIDA 33316.

[For Global Notes, include the following legend (the “Global Notes Legend”):]

[THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

[For all Notes that are Restricted Notes, include the following legend (the “Restricted Notes Legend”):]

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)      REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)      AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(A)      TO SEACOR HOLDINGS INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, OR

(B)      PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)      TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)      PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUANCE DATE OF THE NOTES; AND (B) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

SEACOR Holdings Inc.

3.25% Convertible Senior Securities due 2030

No.:     [          ]

CUSIP:

[          ] [; provided that, at such time as the Company provides the Free Transferability Certificate to the Trustee and the Registrar, this CUSIP number will be deemed removed and replaced with the CUSIP number [          ].]

ISIN:

[          ] [; provided that, at such time as the Company provides the Free Transferability Certificate to the Trustee and the Registrar, this ISIN number will be deemed removed and replaced with the ISIN number [          ].]

Principal

Amount $	[ ] [For Global Notes, include the following: as revised by the Schedule of Increases and Decreases in the Global Note attached hereto]

SEACOR Holdings Inc., a Delaware corporation (the “Company”), promises to pay to [          ] [include “Cede & Co.” for Global Note] or registered assigns, the principal amount of [add principal amount in words] $[          ] on May 15, 2030 (the “Maturity Date”).

Interest Payment Dates: May 15 and November 15, commencing on [__].

Regular Record Dates: May 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, SEACOR Holdings Inc. has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers.

SEACOR Holdings Inc. By: Name: Title:

This is one of the Notes of the series designated herein, referred to in the within-mentioned Indenture.

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee By: Authorized Signatory

[FORM OF REVERSE OF NOTE]

SEACOR Holdings Inc.

3.25% Convertible Senior Notes due 2030

This Note is one of a duly authorized issue of securities of the Company (herein called the “Notes”), issued under the Indenture dated as of May 15, 2018 by and between the Company and Wells Fargo Bank, National Association, herein called the “Trustee,” and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

This Note does not benefit from a sinking fund. This Note shall be redeemable at the Company’s option in accordance with Article 10 of the Indenture. This Note is not subject to redemption at the option of the Company prior to May 15, 2022. On or after May 15, 2022, the Company may redeem for cash any or all of the Notes, except for the Notes that the Company is required to repurchase at the option of the Holders, at the Redemption Price specified in Section 10.02 of the Indenture.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, and on the Specified Purchase Date, the Holder of this Note will have the right, at such Holder’s option, to require the Company to purchase this Note, or any portion of this Note such that the principal amount of this Note that is not purchased equals $1,000 or an integral multiple of $1,000 in excess thereof, on the Fundamental Change Purchase Date or the Specified Purchase Date, as applicable, at a price equal to the Fundamental Change Purchase Price for such Fundamental Change Purchase Date or the Specified Date Purchase Price for the Specified Purchase Date, as applicable.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option (i) during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the Business Day immediately preceding February 15, 2030, and (ii) on or after February 15, 2030, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert this Note or a portion of this Note such that the principal amount of this Note that is not converted equals $1,000 or an integral multiple of $1,000 in excess thereof, into an amount of cash, a number of shares of Common Stock, or a combination of cash and shares of Common Stock, if any, as the case may be, determined in accordance with Article 4 of the Indenture.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Purchase Price for, the Specified Date Purchase Price for, the Redemption Price for, and the principal amount of, this Note to the Holder that surrenders this Note to the Paying Agent to collect such payments in respect of this Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Note, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security satisfactory thereto, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity or security, and shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of the principal hereof, premium, if any, or interest hereon, the Fundamental Change Purchase Price, the Specified Date Purchase Price or the Redemption Price with respect to, and the amount of cash, the number of shares of Common Stock or the combination thereof, as the case may be, due upon conversion of this Note or after the respective due dates expressed in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Fundamental Change Purchase Price, the Specified Date Purchase Price and the Redemption Price), premium, interest on and the amount of cash, a number of shares of Common Stock or a combination of cash and shares of Common Stock, if any, as the case may be, due upon conversion of, this Note at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer to the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon a new Note of this series and of like tenor for the same aggregate principal amount will be issued to the designated transferee.

The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian) and U/G/M/A (= Uniform Gift to Minors Act).

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Note limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:     SEACOR Holdings Inc.

Wells Fargo Bank, National Association - DAPS Reorg

600 South Fourth St – 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: (800) 344-5128

Fax: (866) 969-1290

Email: dapsreorg@wellsfargo.com

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (which is such that the principal amount of the portion of this Note that will not be converted equals $1,000 or an integral multiple of $1,000 in excess thereof) below designated, into an amount of cash, a number of shares of Common Stock or a combination of cash and shares of Common Stock, if any, as the case may be, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any Notes representing any unconverted principal amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Indenture.

In order to facilitate the Company’s compliance with the provisions of the Jones Act related to ownership of Common Stock by non-U.S. Citizens, the undersigned registered Holder of this Security represents and warrants as follows:

CHECK ONE BOX BELOW:

☐	such Holder is a U.S. Citizen (additional information may be required by the Company to confirm that the Holder is a U.S. Citizen)
☐	such Holder is a non-U.S. Citizen

Principal amount to be converted (if less than all):

$

Dated:

Signature(s)

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee

(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.)

Fill in if a check is to be issued, or shares of Common Stock or Notes are to be registered, otherwise than to or in the name of the registered Holder.

(Name)

(Address)

Please print name and address (including zip code)

(Social Security or other Taxpayer Identifying Number)

In order to facilitate the Company’s compliance with the provisions of the Jones Act related to ownership of Common Stock by non-U.S. Citizens, the undersigned Person who has been designated by the registered Holder of this Security to receive the shares of Common Stock issuable and deliverable upon conversion of this Security represents and warrants as follows:

CHECK ONE BOX BELOW:

☐	such Person is a U.S. Citizen (additional information may be required by the Company to confirm that such Person is a U.S. Citizen)
☐	such Person is a non-U.S. Citizen

Dated:

Signature(s)

(Sign exactly as such Person’s name appears above)

Signature Guarantee

(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.)

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To:     SEACOR Holdings Inc.

Wells Fargo Bank, National Association - DAPS Reorg

600 South Fourth St – 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: (800) 344-5128

Fax: (866) 969-1290

Email: dapsreorg@wellsfargo.com

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from SEACOR Holdings Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (i) the entire principal amount of this Note, or a portion thereof (that is such that the portion not to be purchased has a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof) below designated, and (ii) if such Fundamental Change Purchase Date does not occur during the period after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

Principal amount to be converted (if less than all):

$

Certificate number (if Notes are in certificated form)

Dated:

Signature(s) (Sign exactly as your name appears on the other side of this Note) Social Security or Other Taxpayer Identification Number

ATTACHMENT 3

[FORM OF SPECIFIED DATE PURCHASE COMPANY NOTICE]

To:         SEACOR Holdings Inc.

and

Wells Fargo Bank, National Association - DAPS Reorg

600 South Fourth St – 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: (800) 344-5128

Fax: (866) 969-1290

Email: dapsreorg@wellsfargo.com

The undersigned registered owner of this Note hereby acknowledges receipt of a Specified Date Purchase Company Notice from SEACOR Holdings Inc. (the “Company”) pursuant to Section 3.04 of the Indenture as to the occurrence of the Specified Purchase Date and specifying the Specified Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (i) the entire principal amount of this Note, or a portion thereof (that is such that the portion not to be purchased has a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof) below designated, and (ii) if the Specified Purchase Date does not occur during the period after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, accrued and unpaid interest, if any, thereon to, but excluding, such Specified Purchase Date.

Principal amount to be converted (if less than all):

$

Certificate number (if Notes are in certificated form)

Dated:

Signature(s) (Sign exactly as your name appears on the other side of this Note) Social Security or Other Taxpayer Identification Number

ATTACHMENT 4

[FORM OF ASSIGNMENT AND TRANSFER]

Wells Fargo Bank, National Association - DAPS Reorg

600 South Fourth St – 7th Floor

MAC N9300-070

Minneapolis, MN 55415

Phone: (800) 344-5128

Fax: (866) 969-1290

Email: dapsreorg@wellsfargo.com

For value received,

hereby sell(s), assign(s) and transfer(s) unto [(the “Purchaser”)]:

(Please insert social security or Taxpayer Identification Number of assignee)

the within Note, and hereby irrevocably constitutes and appoints                                             to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐     To SEACOR Holdings Inc. or a subsidiary thereof; or

☐     Pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (the “Securities Act”); or

☐     To a qualified institutional buyer in compliance with Rule 144A under the Securities Act; or

☐     Pursuant to an exemption from registration provided by Rule 144 under the Securities, or any other available exemption from the registration requirements of the Securities Act; or

[TO BE SIGNED BY PURCHASER IF THE SECOND, THIRD OR FOURTH BOX ABOVE IS CHECKED]

[Include if the second, third or fourth box above is checked] [The undersigned Purchaser represents and warrants that it is not an “affiliate” (as defined in Rule 144 under the Securities Act) of SEACOR Holdings Inc. and has not been an affiliate of SEACOR Holdings Inc. within the three months immediately preceding this purchase.]

[Include if the third box above is checked] [The undersigned Purchaser represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.]

[Date: ______________________                               Signed:                                               ]

Unless one of the above boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided that if the fourth box is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company or the Trustee may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.11 of the Indenture shall have been satisfied.

Dated:

Signature(s)

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee

(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Notes Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee)

ATTACHMENT 5

[Insert for Global Note]

SCHEDULE OF INCREASES AND DECREASES IN THE GLOBAL NOTE

Initial Principal Amount of Global Note:

Date	Amount of Increase in Principal Amount of Global Note	Amount of Decrease in Principal Amount of Global Note	Principal Amount of Global Note After Increase or Decrease	Notation by Registrar, Note Custodian or authorized signatory of Trustee

EXHIBIT B

[FORM OF FREE TRANSFERABILITY CERTIFICATE]

Officer’s Certificate

[NAME OF OFFICER], the [TITLE] of SEACOR Holdings Inc., a Delaware corporation (the “Company”) does hereby certify, in connection with the sale of $[__] of the Company’s 3.25% Convertible Senior Notes due 2030 (the “Notes”) pursuant to the terms of the Indenture, dated as of May 15, 2018 (as may be amended or supplemented from time to time, the “Indenture”), by and between the Company and Wells Fargo Bank, National Association (the “Trustee”), that:

1.     The undersigned is permitted to sign this “Officer’s Certificate” on behalf of the Company, as the term “Officer’s Certificate” is defined in the Indenture.

2.     The undersigned has read, and thoroughly examined, the Indenture and the definitions therein relating thereto.

3.     In the opinion of the undersigned, the undersigned has made such examination as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent to the removal of the Restricted Notes Legend described herein as provided for in the Indenture have been complied with.

4.     To the best knowledge of the undersigned, all conditions precedent described herein as provided for in the Indenture have been complied with.

In accordance with Section 2.08 of the Indenture, the Company hereby instructs you as follows:

1.     The Restricted Notes Legend as set forth on the Restricted Global Notes shall be deemed removed from the Global Notes in accordance with the terms and conditions of the Notes and as provided for in the Indenture, without further action on the part of the Holders.

2.     The restricted CUSIP number for the Notes shall be deemed removed from the Global Notes and replaced with an unrestricted CUSIP number, which unrestricted CUSIP number shall be [          ], in accordance with the terms and conditions of the Global Notes and as provided for in the Indenture, without further action on the part of the Holders.

[Signature page follows.]

B-1

IN WITNESS WHEREOF, we have signed this certificate as of [_________________].

SEACOR Holdings Inc. By: Name: Title:

B-2

EXHIBIT C

[FORM OF RESTRICTED STOCK LEGEND]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)      REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)      AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(A)      TO SEACOR HOLDINGS INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, OR

(B)      PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)      TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)      PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUANCE DATE OF THE COMPANY’S 3.25% CONVERTIBLE SENIOR NOTES DUE 2030; AND (B) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE FOR THE COMPANY’S 3.25% CONVERTIBLE SENIOR NOTES DUE 2030 THAT THE RESTRICTIVE LEGEND WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

C-1